Exhibit 4.8

PRUDENTIAL FUNDING (ASIA) plc

Issuer

and

PRUDENTIAL plc

Guarantor

and

Citibank, N.A.

Subordinated Trustee

SUBORDINATED INDENTURE

Dated as of April 30, 2024

Subordinated Debt Securities

Reconciliation and Tie Between Trust Indenture Act of 1939 and Subordinated Indenture

Reconciliation and tie showing the location in this Subordinated Indenture of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act.

Trust Indenture Act Section		Subordinated Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not applicable
	(a)(4)	Not applicable
	(a)(5)	6.09
	(b)	6.08 and 6.10
	(c)	Not applicable
§311	(a)	6.13
	(b)	6.13
	(c)	Not applicable
§312	(a)	7.01 and 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	7.03(a)
	(d)	7.03(b)
§314	(a)	7.04 and 10.04
	(b)	Not applicable
	(c)	1.02
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	1.01
	(d)	Not applicable
	(e)	1.02
§315	(a)	6.01(a)
	(b)	6.02 and 7.03(a)
	(c)	6.01(b)
	(d)	6.01(c)
	(d)(1)	6.01(c)(1)
	(d)(2)	6.01(c)(2)
	(d)(3)	6.01(c)(3)
	(e)	5.14
§316	(a)(1)(A)	5.02 and 5.12
	(a)(1)(B)	5.13
	(a)(2)	Not applicable
	(b)	5.08
	(c)	1.04(a)
§317	(a)(1)	5.02 and 5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Subordinated Indenture.

i

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

This is a SUBORDINATED INDENTURE dated as of April 30, 2024, among Prudential Funding (Asia) plc, a public limited company duly organized and existing under the laws of England and Wales and having its principal office at 1 Angel Court, London EC2R 7AG, England (hereinafter called the “Issuer”), Prudential plc, a public limited company duly organized and existing under the laws of England and Wales and having its principal office at 13th Floor, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong (hereinafter called the “Guarantor”), and Citibank, N.A., a national banking association having its principal office at the Corporate Trust Office (as such term is defined below), as Subordinated Trustee (hereinafter called the “Subordinated Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTOR

The Issuer and the Guarantor have duly authorized the execution and delivery of this Subordinated Indenture to provide for the issuance by the Issuer from time to time for its lawful purposes securities in registered form evidencing its unsecured subordinated indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be established as hereinafter provided; and

All things necessary to make this Subordinated Indenture a valid agreement of the Issuer and the Guarantor, in accordance with its terms, have been done.

This Subordinated Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Subordinated Indenture and, to the extent applicable, shall be governed by such provisions.

NOW THEREFORE, THIS SUBORDINATED INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

Article One

Definitions and other provisions of general application

Section 1.01.  Definitions.

For all purposes of this Subordinated Indenture and all Securities issued hereunder, except as otherwise expressly provided herein, in one or more indentures supplemental hereto or in an Officers’ Certificate pursuant to Section 3.01 or unless the context otherwise requires:

(1)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United Kingdom, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date or time of such computation; and

(4)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Three and Article Six, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.07.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Assets” of a Person or Persons means the total amount of non-consolidated gross assets as shown by the then latest published balance sheet, but adjusted for contingencies and for subsequent events, of such Person or Persons in respect of which the Solvency Condition is being determined and to such extent as such Person or Persons under Section 13.01(b) or Section 14.02(a)(2), as the case may be, may determine.

“Auditors” means the auditors for the time being of the Issuer or the Guarantor, or if there shall be joint auditors of the Issuer or the Guarantor, any one or more of such joint auditors.

“Authenticating Agent” means any Person authorized to authenticate and deliver Securities in the name of and as the agent of, the Subordinated Trustee for the Securities of any series pursuant to Section 3.12.

“Bankruptcy Law” means any bankruptcy, insolvency, reorganization or other similar law of the United States or any State thereof, England or Wales or any other applicable country or jurisdiction.

“Board of Directors” means the board of directors of the Issuer or the Guarantor, as applicable, or any duly authorized committee of that board or any director or directors and/or officer or officers of the Issuer or the Guarantor, as applicable, to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (i) a copy of a resolution certified by a director, the company secretary or a deputy or assistant company secretary of the Issuer or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors or an authorized committee thereof and to be in full force and effect on the date of such certification, or (ii) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors shall have duly delegated its authority, and, in each case, delivered to the Subordinated Trustee for the Securities of any series.

“Business Day”, when used with respect to any particular Place of Payment, means, unless otherwise specified in the Securities of a series, each day, other than a Saturday or Sunday, which is not a day on which commercial banking institutions in the City of New York or in London, England or in the applicable Place of Payment are authorized or required by law, regulation or executive order to close, and shall otherwise mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions, at the place where any specified act pursuant to this Subordinated Indenture is to occur, are authorized or required by law, regulation or executive order to close.

“Calculation Agent” means, at any time, the Person appointed by the Issuer and that has accepted such appointment to calculate the interest rate or other amounts from time to time with respect to any series of Securities.

“Capital Regulations” means the legislation, rules, regulations and guidelines (in each case whether having the force of law or otherwise) that that require the Issuer, the Guarantor or the Supervised Group to meet any minimum or notional margin requirement in respect of solvency, or any minimum requirement in respect of regulatory capital or capital ratios for insurance companies, insurance holding companies or financial groups to which the Issuer, the Guarantor or the Supervised Group is subject from time to time including, without limitation:

(a)            the Group Capital Rules; and

(b)            any guidelines issued by the Relevant Regulator from time to time in connection with the Group Capital Rules, whether pursuant to section 95ZI of the Hong Kong Insurance Ordinance (Cap. 41) or otherwise, in each case, to the extent applicable.

“Certificate of a Firm of Independent Public Accountants” means a certificate in form and substance reasonably acceptable to the Subordinated Trustee signed by a firm of independent public accountants of nationally recognized standing in the country of organization of the Issuer selected by the Issuer or the Guarantor and reasonably acceptable to the Subordinated Trustee, which may include the Auditors.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act (as defined below), or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Compulsory Interest Payment Date” means any Interest Payment Date on which (a) the Issuer meets the Regulatory Capital Requirement and satisfies the Issuer Solvency Condition, in each case, both immediately before and immediately after the relevant interest payment; and (b) the Guarantor has, in the six calendar months immediately preceding such Interest Payment Date, declared or paid any dividend on any class of its share capital.

“Corporate Trust Office” means the office of the Subordinated Trustee for Securities of any series at which at any particular time its corporate trust business shall be principally administered, which office of Citibank, N.A., at the date of the execution of this Subordinated Indenture, is located at (a) for note transfer/surrender purposes, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Facsimile: (973) 461-7191 or (973) 461-7192, Attention: Agency & Trust – Prudential plc, and (b) for all other purposes, 388 Greenwich Street, New York, New York 10013, Facsimile: (212) 816-5527, Attention: Agency & Trust – Prudential plc, or such other address as the Subordinated Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor, or the principal corporate trust officer of any successor Subordinated Trustee (or such other address as such successor Subordinated Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor).

“corporation” includes corporations, associations, companies and business trusts.

“Current Interest” has the meaning specified in Section 3.07.

“Dated Subordinated Debt Securities” means securities of the Issuer evidencing unsecured subordinated indebtedness of the Issuer authenticated and delivered under this Subordinated Indenture and that have a fixed Stated Maturity or Redemption Date.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Deferred Interest” means any interest payment not paid by the Issuer on an Interest Payment Date as a result of the operation of Section 3.07 or following an election made by the Issuer pursuant to Section 3.07, together with any interest accrued thereon, which has not been subsequently satisfied, as may be further provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series.

“Deferred Interest Payment” means any payment that the Issuer makes in respect of Deferred Interest.

“Deferred Interest Payment Date” has the meaning specified in Section 3.07.

“Deferred Principal Payment Date” has the meaning specified in Section 3.07.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Issuer pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean each Depositary with respect to the Securities of that series.

“Discounted Security” means any Security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Dollars” and the sign “$” mean the currency of the United States that as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued and actively maintained as a country’s or countries’ recognized unit of domestic exchange by the government of any country other than the United States.

“Group” means the Guarantor and its Subsidiaries, as constituted at any particular time.

“Group Capital Rules” means the requirements in relation to the capital of the Supervised Group as prescribed by the Relevant Regulator and any amendment, supplement or replacement thereof from time to time.

“Guarantee” means the guarantee of the Securities by the Guarantor pursuant to this Subordinated Indenture.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Guarantor” shall mean such Person.

“Guarantor Junior Securities” means, unless otherwise provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the relevant series of Securities:

(i)            in the case of Dated Subordinated Debt Securities, the Guarantor Ordinary Shares, the Guarantor’s Tier 1 Capital and any other securities issued by the Guarantor together with any securities issued by a Subsidiary of the Guarantor where such securities benefit from a guarantee or support agreement from the Guarantor, the claims of the holders of which rank, as regards distribution on a return of assets on the Guarantor’s winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Dated Subordinated Debt Securities;

(ii)           in the case of Perpetual Subordinated Debt Securities, the Guarantor Ordinary Shares, the Guarantor’s Tier 1 Capital and any other securities issued by the Guarantor together with any securities issued by a Subsidiary of the Guarantor where such securities benefit from a guarantee or support agreement from the Guarantor, the claims of the holders of which rank, as regards distribution on a return of assets on winding up of the Guarantor or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Debt Securities; or

(iii)          in the case of the Perpetual Subordinated Capital Securities, the Guarantor Ordinary Shares and any other securities issued by the Guarantor together with any securities issued by a Subsidiary of the Guarantor where such securities benefit from a guarantee or support agreement from the Guarantor, the claims of the holders of which rank, as regards distribution on a return of assets on the winding up of the Guarantor or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Capital Securities.

“Guarantor Ordinary Shares” means ordinary shares in the Guarantor having, at the date hereof, a par value of five pence each.

“Guarantor Parity Securities” means, with respect to a particular Guarantee, unless otherwise provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series of Securities and (in the case of the Dated Subordinated Debt Securities) to which the interest deferral option applies, the Guarantor’s capital instruments (including the Guarantee), preferred or preference shares or other securities issued by Guarantor together with any securities issued by a Subsidiary of the Guarantor where such securities benefit from a guarantee or support agreement from the Guarantor, the claims of the holders of which rank pari passu with the Guarantee, as the case may be, as to rights to and participation in the assets of the Guarantor in the event of liquidation or winding up of the Guarantor.

“Guarantor Senior Creditors” means all policyholders and beneficiaries pursuant to a contract of insurance of a Supervised Group Company (and including, for the avoidance of doubt, all Policyholder Claims), any other non-subordinated creditors of the Guarantor or any Supervised Group Company, and (in the case of Guarantees of Perpetual Subordinated Capital Securities only) the creditors of the Guarantor whose claims are, or are expressed to be, subordinated to the claims of other creditors of the Guarantor (including all Holders of the Dated Subordinated Debt Securities and the Perpetual Subordinated Debt Securities), other than those (a) whose claims are in respect of capital instruments or securities which constitute, or would but for any, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or (b) whose claims are in respect of any capital instruments or securities which rank pari passu with the Guarantee of the Perpetual Subordinated Capital Securities as to participation in the Guarantor’s assets in the event of its winding-up.

“Guarantor Solvency Condition” means, when used with respect to any Guarantee, that (a) the Guarantor is able to pay its debts to the Guarantor Senior Creditors, the Holders of the Securities and the holders of any Guarantor Parity Securities as they fall due and (b) the Guarantor’s total Assets exceed its total Liabilities other than Liabilities to Persons that are not Guarantor Senior Creditors, the Holders of the Securities or the holders of any Guarantor Parity Securities. The determination of whether the Guarantor Solvency Condition has been satisfied shall be made in accordance with Section 14.02(a)(2) or as otherwise provided in the Board Resolution or supplemental indenture establishing the terms of such series of Securities.

“HKIA” means the Hong Kong Insurance Authority.

“Holder”, when used with respect to any Security, means the Person in whose name a Security is registered in the Security Register.

“interest”, when used with respect to a Discounted Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, means the Stated Maturity of an installment of interest on such Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities and, when used with respect to any Perpetual Subordinated Capital Securities, means each date defined as an Interest Payment Date in accordance with the terms thereof; provided, however, that, unless otherwise provided with respect to the Securities of any series, if the Issuer does not pay any installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, the obligation to make such payment and such Interest Payment Date shall be deferred until the Deferred Interest Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment of interest).

“Interest Period” means, in respect of any series of Securities, the period from and including each Interest Payment Date for such series (or, as the case may be, the issue date of such series) up to but excluding the next (or first) Interest Payment Date in respect of such series or such other period as is specified to apply to such series in the applicable Board Resolution or supplemental indenture establishing the terms of such series.

“Issuer” means the Person named as an “Issuer” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Issuer” shall mean such successor corporation.

“Issuer Junior Securities” means, unless otherwise provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the relevant series of Securities:

(i)            in the case of Dated Subordinated Debt Securities, the Issuer Ordinary Shares, the Issuer’s Tier 1 Capital and any other securities issued by the Issuer together with any securities issued by a Subsidiary of the Issuer where such securities benefit from a guarantee or support agreement from the Issuer, the claims of the holders of which rank, as regards distribution on a return of assets on the Issuer’s winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Dated Subordinated Debt Securities;

(ii)           in the case of Perpetual Subordinated Debt Securities, the Issuer Ordinary Shares, the Issuer’s Tier 1 Capital and any other securities issued by the Issuer together with any securities issued by a Subsidiary of the Issuer where such securities benefit from a guarantee or support agreement from the Issuer, the claims of the holders of which rank, as regards distribution on a return of assets on winding up of the Issuer or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Debt Securities; or

(iii)          in the case of the Perpetual Subordinated Capital Securities, the Issuer Ordinary Shares and any other securities issued by the Issuer together with any securities issued by a Subsidiary of the Issuer where such securities benefit from a guarantee or support agreement from the Issuer, the claims of the holders of which rank, as regards distribution on a return of assets on the winding up of the Issuer or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Capital Securities.

“Issuer Ordinary Shares” means ordinary shares in the Issuer having, at the date hereof, a par value of £1.00 each.

“Issuer Parity Securities” means, with respect to a particular series of Securities, unless otherwise provided in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series of Securities and (in the case of the Dated Subordinated Debt Securities) to which the interest deferral option applies, the Issuer’s capital instruments (including the Securities), preferred or preference shares or other securities issued by the Issuer together with any securities issued by a Subsidiary of the Issuer where such securities benefit from a guarantee or support agreement from the Issuer, the claims of the holders of which rank pari passu with the Securities, as the case may be, as to rights to and participation in the assets of the Issuer in the event of liquidation or winding up of the Issuer.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order (a) signed in the name of the Issuer by (i) any two of its chairman of the Board of Directors, deputy chairman of the Board of Directors, group chief executive officer, treasurer, group finance director or director group finance and risk, (ii) any one of the foregoing Persons together with any company secretary or deputy or assistant company secretary of the Issuer, or (iii) any two Persons designated by the Issuer in an Issuer Order previously delivered to the Subordinated Trustee for Securities of any series and (b) delivered to the Subordinated Trustee and/or Paying Agent, as the case may be, for Securities of any series in accordance with the provisions of this Subordinated Indenture.

“Issuer Senior Creditors” means all policyholders and beneficiaries pursuant to a contract of insurance of a Supervised Group Company (and including, for the avoidance of doubt, all Policyholder Claims), any other non-subordinated creditors of the Issuer or any Supervised Group Company and (in the case of Perpetual Subordinated Capital Securities only) the creditors of the Issuer whose claims are, or are expressed to be, subordinated to the claims of other creditors of the Issuer (including all Holders of the Dated Subordinated Debt Securities and the Perpetual Subordinated Debt Securities), other than those (a) whose claims are in respect of capital instruments or securities which constitute, or would but for any, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or (b) whose claims are in respect of any capital instruments or securities which rank pari passu with (or junior to) the Perpetual Subordinated Capital Securities as to participation in the Issuer’s assets in the event of its winding-up.

“Issuer Solvency Condition” means, when used with respect to any series of Securities, that (a) the Issuer is able to pay its debts to the Issuer Senior Creditors, the Holders of the Securities and the holders of any Issuer Parity Securities as they fall due and (b) the Issuer’s total Assets exceed its total Liabilities other than Liabilities to Persons that are not Issuer Senior Creditors, the Holders of the Securities or the holders of any Issuer Parity Securities. The determination of whether the Issuer Solvency Condition has been satisfied shall be made in accordance with Section 13.01(b) or as otherwise provided in the Board Resolution or supplemental indenture establishing the terms of such series of Securities.

“Judgment Date” has the meaning specified in Section 5.16.

“Legacy Tier 2 Notes” means the Issuer’s £435,000,000 6.125% Subordinated Notes due 2031 and $750,000,000 4.875% Fixed Rate Undated Tier 2 Notes (in each case to the extent outstanding).

“Legacy Tier 2 Notes Guarantee” means the guarantee by the Guarantor of the payment obligations and due and punctual performance and observance of each other obligation of the Issuer under the Legacy Tier 2 Notes, the coupons and the trust deed related to them.

“Liabilities” means the total amount of the non-consolidated gross liabilities as shown by the latest published balance sheet but adjusted for contingencies and subsequent events of such Person or Persons in respect of which the Solvency Condition is being determined in such manner as such Person or Persons report under Section 13.01(b) or Section 14.02(a)(2), as the case may be, may determine.

“Market Exchange Rate” means, unless otherwise specified in the Securities of a series, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.01 for the Securities of the relevant series and (ii) for any conversion of Dollars into any Foreign Currency or for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Dollars or Foreign Currency from which conversion is being made from major banks located in either New York City, New York, London, England, or any other principal market for Dollars or such Foreign Currency, in each case determined by the Issuer. In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i) and (ii), the Issuer shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, New York, London, England, or other principal market for such currency or currency unit in question, or such other quotations as the Issuer shall deem appropriate. Unless otherwise specified by the Issuer, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a nonresident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities. For purposes of this definition, a “nonresident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit.

“Maturity”, when used with respect to any Security, means the date, if any, on which the principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (or premium, if any, on) that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder, pursuant to any sinking fund provisions or otherwise; provided, however, that, unless otherwise provided with respect to the Dated Subordinated Debt Securities of any series, if the Issuer does not pay all or any part of principal (or any premium or interest thereon) at Maturity (other than principal due by declaration of acceleration), the obligation to make such payment and such Maturity shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

“Officers’ Certificate” means a certificate of the Issuer or the Guarantor signed by (i) any two of its chairman of the Board of Directors, deputy chairman of the Board of Directors, group chief executive officer, treasurer, group finance director or director group finance and risk or (ii) any one of the foregoing Persons together with any company secretary or deputy or assistant company secretary of the Issuer or the Guarantor, as the case may be, and delivered in form and substance reasonably acceptable to the Subordinated Trustee and/or Paying Agent, as the case may be, for the Securities of any series in accordance with the provisions of this Subordinated Indenture.

“Opinion of Counsel” means a written opinion of legal counsel in form and substance reasonably acceptable to the Subordinated Trustee for the Securities of any series, which legal counsel shall be reasonably acceptable to the Subordinated Trustee and who may be regular outside counsel to the Issuer or the Guarantor.

“Optional Interest Payment Date” shall mean, unless otherwise set forth in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of Securities, (a) in respect of the Perpetual Subordinated Capital Securities, an Interest Payment Date on which the Issuer has determined that (i) the Regulatory Capital Requirement will not be met on such date, (ii) it is required under the terms of any Issuer Parity Security not to pay the relevant interest payment or (iii) if applicable, the events specified in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof related to such series of Perpetual Subordinated Capital Securities have occurred; (b) in respect of the Perpetual Subordinated Debt Securities, an Interest Payment Date on which the Issuer has elected not to defer interest payments in accordance with Section 3.07; or (c) in respect of the Dated Subordinated Debt Securities and if such deferral option is specified in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of Dated Subordinated Debt Securities, an Interest Payment Date on which the Issuer has elected not to defer interest payments in accordance with Section 3.07.

“Outstanding”, when used with respect to the Securities, means, as of the date of determination, all Securities which have been authenticated and delivered under this Subordinated Indenture, except:

(1)            Securities which have been cancelled by the Subordinated Trustee for such Securities or delivered to such Subordinated Trustee for cancellation;

(2)            Securities or portions thereof for whose payment or redemption money in the necessary amount has been deposited with or to the order of the Subordinated Trustee for such Securities or any Paying Agent (other than the Issuer or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Issuer or any other obligor upon the Securities (if the Issuer or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Subordinated Indenture, or provision therefor satisfactory to such Subordinated Trustee has been made unless, in each case, there is a default in such payment or redemption; and

(3)            Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Subordinated Indenture, other than any such Securities in respect of which there shall have been presented proof reasonably satisfactory to the Issuer and the Subordinated Trustee for such Securities that any such Securities are held by bona fide Holders in due course;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder (a) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, (i) in determining whether the Subordinated Trustee for such Securities shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or action, only Securities which a Responsible Officer of such Subordinated Trustee actually knows to be so owned shall be so disregarded and (ii) Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of such Subordinated Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor and (b) the principal amount of a Discounted Security that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 5.02.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any, on) or interest or Deferred Interest, if any, on, and any Additional Amounts in respect of, any Securities on behalf of the Issuer and shall include the Subordinated Trustee.

“Payment Day” means any day which is, subject to the provisions of Section 1.13, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and Foreign Currency deposits) in London, England and the City of New York.

“Payment Default” has the meaning specified in Section 5.03(a).

“Payment Event” has the meaning specified in Section 5.03(d).

“Permitted Variation” means any variation in the terms of the Securities of a series which, pursuant to Section 3.01(7) or Section 3.01(22), are permitted to be made by the Issuer under circumstances specified pursuant to Section 3.01(7) or Section 3.01(22).

“Perpetual Security Default” has the meaning specified in Section 5.03(b).

“Perpetual Subordinated Capital Securities” means securities of the Issuer evidencing unsecured subordinated indebtedness of the Issuer authenticated and delivered under this Subordinated Indenture, which have no fixed Stated Maturity for the payment of principal or Redemption Date, to which the subordination provisions of Section 13.01(e) apply, and which have such further terms as are established pursuant to a Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof.

“Perpetual Subordinated Debt Securities” means securities of the Issuer evidencing unsecured subordinated indebtedness of the Issuer authenticated and delivered under this Subordinated Indenture, which have no fixed Stated Maturity for the payment of principal or Redemption Date, to which the subordination provisions of Section 13.01(d) apply, and which have such further terms as are established pursuant to a Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on, and any Additional Amounts in respect of, the Securities of that series are payable, as contemplated by Section 3.01 or the place or places where such Securities are to be surrendered in exchange for the Securities as varied in a Permitted Variation.

“Policyholder Claims” means claims of policyholders or policy beneficiaries in a winding-up, liquidation or administration of a Supervised Group Company to the extent that those claims relate to any debt to which the Supervised Group Company is, or may become, liable to a policyholder pursuant to a contract of insurance, including all amounts to which policyholders are entitled under applicable legislation or rules relating to the winding-up or administration of insurance companies to reflect any right to receive, or expectation of receiving, benefits which such policyholders may have.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Subordinated Indenture; provided, however, that, unless otherwise provided with respect to the Securities (other than Perpetual Subordinated Capital Securities) of any series, if the Issuer does not pay all or any part of principal (or any premium or interest thereon) on the Redemption Date, the obligation to make such payment on such Redemption Date shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

“Redemption Price”, when used with respect to any Security to be redeemed, means, unless otherwise specified in the Securities of a series, the aggregate of the amounts payable on redemption being the principal amount thereof plus accrued interest thereon, including any Deferred Interest.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 3.01.

“Regulatory Capital Requirement” means any requirement in respect of solvency or regulatory capital or capital ratios for insurance companies, insurance holding companies or financial groups imposed by the Relevant Regulator and to which the Issuer, the Guarantor or the Supervised Group is subject from time to time.

A “Regulatory Event” in respect of a series of Securities shall be deemed to have occurred if the Securities no longer count as Tier 1 Capital or Tier 2 Capital (as applicable) for the purposes of the Issuer, the Guarantor or the Supervised Group, except where such failure to count is as a result of any applicable limitation on the amount of such capital.

“Relevant Date” means the date on which a payment first becomes due and payable, except that, if the full amount of the monies payable has not been received by the relevant Paying Agent or the Subordinated Trustee on or prior to such due date, it means the first date on which, the full amount of such monies having been so received and being available for payment to Holders of the relevant Security, notice to that effect shall have been duly given to the Holders of the relevant Security.

“Relevant Regulator” means the HKIA or such successor or other authority having primary supervisory authority with respect to prudential matters of the Issuer, the Guarantor and/or the Supervised Group.

“Relevant Regulator Consent” means any necessary prior consent of or, following the giving of due notice, no objection being received to, the relevant redemption, payment, repayment, purchase, modification or substitution, as the case may be, from, the Relevant Regulator.

“Responsible Officer”, when used with respect to the Subordinated Trustee for any series of Securities, means any officer of such Subordinated Trustee assigned to administer its corporate trust matters or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject, and in such case, who shall have direct responsibility for the day to day administration of this Subordinated Indenture.

“Securities” means the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution or a particular indenture supplemental hereto.

“Solvency Condition” means the Issuer Solvency Condition and/or the Guarantor Solvency Condition, as applicable.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Issuer for such series pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof (or premium, if any, thereon) or interest, if any, thereon, means the date, if any, specified in such Security as the fixed date on which the principal of such Security (or premium, if any, thereon) or such installment of principal (or premium, if any, thereon) or interest is due and payable; provided, however, that, unless otherwise provided with respect to the Securities of any series, if the Issuer does not pay all or any part of principal (or any premium or interest thereon) on the Stated Maturity, the obligation to make such payment and such Stated Maturity shall be deferred until the Deferred Principal Payment Date (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment).

“Sterling” and the sign “£” mean United Kingdom Pounds Sterling.

“Stock Exchange”, unless specified otherwise with respect to any particular series of Securities, means any stock exchange or securities association upon which any Securities of that series are duly listed.

“Subordinated Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Securities established as contemplated by Section 3.01.

“Subordinated Tier 2 Capital” means securities which:

(a)            constitute Tier 2 Capital;

(b)            contain provision for contractual subordination to Issuer Senior Creditors; and

(c)            are not Legacy Tier 2 Notes.

“Subordinated Trustee” means the Person named as the “Subordinated Trustee” in the first paragraph of this instrument and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Subordinated Trustee hereunder. If there shall be at one time more than one Subordinated Trustee hereunder, “Subordinated Trustee” shall mean each such Subordinated Trustee and shall apply to each such Subordinated Trustee only with respect to those series of Securities with respect to which it is serving as Subordinated Trustee.

“Subsidiary” means a subsidiary undertaking within the meaning set out in section 1162 of the Companies Act 2006 of the United Kingdom.

“Substitute Date” has the meaning specified in Section 5.16.

“Supervised Group” means, collectively, the Supervised Group Companies.

“Supervised Group Company” means

(a)            the Guarantor;

(b)            all Subsidiaries of the Guarantor; and

(c)            any other entities that are, according to International Financial Reporting Standards as issued by the International Accounting Standards Board and the U.K.-adopted international accounting standards (or such other accounting standard used to audit the Issuer’s financial statements), treated as members of the insurance group to which the Issuer belongs, provided, however, that the Relevant Regulator may in its discretion include or exclude entities as Supervised Group Companies.

“Tax Call Event” has the meaning ascribed to it in a Board Resolution or supplemental indenture executed pursuant to Section 3.01.

“Tax Event” means, unless otherwise specified in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of any series of Securities, (a) following the fifth anniversary or, in the case of Perpetual Subordinated Capital Securities, the tenth anniversary, of the issuance of any series, a determination by the Issuer that: (i) in making any interest payments or Deferred Interest Payments on the Securities of any series, the Issuer or the Guarantor has paid, or will or would on the next Interest Payment Date be required to pay, Additional Amounts required by Section 10.07 hereof and the same cannot be avoided by using reasonable measures available to it; (ii) payments, including any interest payments or Deferred Interest Payments, on the next Interest Payment Date in respect of the relevant series of Securities would be treated as “distributions” within the meaning of section 1000 of the U.K. Corporation Tax Act 2010 (as amended, re-enacted or replaced); or (iii) the Issuer would not be entitled to claim a deduction in computing its U.K. taxation liabilities in respect of any interest payment (including any Deferred Interest Payment) on the Securities of any series or the value of the deduction to the Issuer would be materially reduced; and (b) before the fifth anniversary or, in the case of Perpetual Subordinated Capital Securities, the tenth anniversary, of the issuance of any series, an event of the type described in clause (a) occurring as a result of a Tax Law Change, which change or amendment becomes effective or, in the case of a change of law, is enacted on or after the date on which agreement is reached to issue the Securities and such obligation cannot be avoided by the Issuer or the Guarantor taking reasonable measures available to it.

“Tax Law Change” means a change in or amendment to the laws or regulations of the United Kingdom or Hong Kong or any political sub-division or any authority thereof or therein having power to tax (including any treaty to which the United Kingdom or Hong Kong is a party), or any change in the application of official or generally published interpretation of those laws or regulations (including a change or amendment resulting from a holding by a court or tribunal or competent jurisdiction) which change or amendment becomes effective or, in the case of a change in law, is enacted on or after the date of issue of the relevant series of Securities.

“Taxing Jurisdiction” has the meaning specified in Section 10.07.

“Tier 1 Capital” means tier 1 limited group capital within the meaning given to such term for the purposes of the Capital Regulations from time to time.

“Tier 2 Capital” means tier 2 group capital within the meaning given to such term for the purposes of the Capital Regulations from time to time.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, or, with respect to a Board Resolution, Officers’ Certificate or supplemental indenture, as applicable, pursuant to which a series of Securities is established pursuant to Section 3.01, as in force at the date at which such Board Resolution, Officers’ Certificate or supplemental indenture, as applicable, is executed.

“United Kingdom” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean, unless otherwise specified with respect to the Securities of a series pursuant to Section 3.01, the United States of America (including the States and the District of Columbia), its territories, its “possessions” (which include, at the date of this Subordinated Indenture, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

“U.S. Government Obligations” means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

Section 1.02.  Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Subordinated Trustee for any series of Securities to take any action under any provision of this Subordinated Indenture, the Issuer or the Guarantor shall furnish to such Subordinated Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Subordinated Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, provided that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Subordinated Indenture relating to such particular application or request, the requirements hereof and thereof may be satisfied by the same documents as contemplated by Section 1.03 such that no duplicate certificate or opinion need be furnished.

Every certificate (other than certificates provided pursuant to Section 10.04) or opinion with respect to compliance with a condition or covenant provided for in this Subordinated Indenture shall include the following (or such other statements or information as the Subordinated Trustee may reasonably request):

(1)            a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Subordinated Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any of a number of specified Persons, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or the Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Subordinated Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Communication by Holders with Other Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Subordinated Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Subordinated Trustee for the appropriate series of Securities and, where it is hereby expressly required, to the Issuer and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Subordinated Indenture and (subject to Sections 6.01 and 6.03) conclusive in favor of the Subordinated Trustee for the appropriate series of Securities, the Issuer, the Guarantor and any agent of such Subordinated Trustee or the Issuer or the Guarantor, if made in the manner provided in this Section.

The Issuer may set at its discretion a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Subordinated Indenture, but the Issuer shall have no obligation to do so. If not set by the Issuer prior to the first solicitation of Holders of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to the first solicitation of such vote or consent or, if later, the date of the most recent list of Holders furnished to the Subordinated Trustee prior to such solicitation pursuant to Section 7.01. Upon the fixing of such a record date, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

(b)            Subject to Sections 6.01 and 6.03, the fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public, commissioner for oaths or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority.

(c)            Subject to Sections 6.01 and 6.03, the fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Subordinated Trustee for the appropriate series of Securities deems sufficient.

(d)            The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e)            In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Subordinated Indenture, the principal amount of a Discounted Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 at the time the taking of such action by the Holders of such requisite aggregate principal amount is evidenced to the Subordinated Trustee for such Securities.

(f)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Subordinated Trustee for such Securities, the Security Registrar, any Paying Agent or the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.  Notices, Etc., to Subordinated Trustee, Issuer or Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Subordinated Indenture to be made upon, given or furnished to, or filed with:

(1)            the Subordinated Trustee for a series of Securities by any Holder or by the Issuer or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Subordinated Trustee at its Corporate Trust Office, “Attention: Agency & Trust – Prudential plc”; or

(2)            the Issuer or the Guarantor by the Subordinated Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if (a) addressed to Prudential plc, “Attention: Group Secretarial” and (b) in writing and mailed, first class postage prepaid, or hand delivered to the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Subordinated Indenture or at any other address previously furnished in writing to such Subordinated Trustee by the Issuer or the Guarantor, or if sent by facsimile transmission addressed to the Guarantor at facsimile number +44 20 7548 3739 or at any other facsimile number previously furnished in writing to such Subordinated Trustee by the Issuer or the Guarantor.

Section 1.06.  Notice to Holders; Waiver.

Where this Subordinated Indenture provides for notice to Holders of a series of Securities of any event, such notice shall be given (unless otherwise expressly provided herein or in the Securities of a series) in writing and mailed, first class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice mailed in the manner prescribed by this Subordinated Indenture shall be deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Subordinated Trustee for such Securities shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding the first paragraph of this Section 1.06, if the entire principal amount of the Securities of a series or a portion thereof is represented by one or more global Securities held by a Depositary, all notices with respect to such entire principal amount or portion thereof, as the case may be, shall be sent only to such Depositary or its nominee, as the Holder, and such Depositary will communicate such notices to its participants in accordance with its standard procedures.

Where this Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Subordinated Trustee for such Securities, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

A copy of any notice or communication sent by the Issuer or the Guarantor to any Holder of Securities shall also be provided to the Subordinated Trustee for such Securities at the same time in the manner provided for notices to the Subordinated Trustee under Section 1.05.

Section 1.07.  Conflict with Trust Indenture Act.

If any provision of this Subordinated Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Subordinated Indenture, the latter provision shall control. If any provision of this Subordinated Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Subordinated Indenture as so modified or excluded, as the case may be.

Section 1.08.  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns; No Recourse Against Others.

(a)            All agreements of each of the Issuer and the Guarantor in this Subordinated Indenture and the Securities shall bind its respective successors and assigns, whether so expressed or not. All agreements of the Subordinated Trustee in this Subordinated Indenture shall bind its successors and assigns, whether so expressed or not.

(b)            All liability of each of the Issuer and the Guarantor described in the Securities insofar as it relates to any director, officer, employee or stockholder, as such, of the Issuer or the Guarantor is waived and released by each Holder.

Section 1.10.  Separability Clause.

In any case any provision in this Subordinated Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.  Benefits of Subordinated Indenture.

Nothing in this Subordinated Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto (including their successors hereunder) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Subordinated Indenture.

Section 1.12.  Governing Law.

This Subordinated Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except as stated in Section 2.01 and except for Sections 13.01 and 14.02, which shall be governed by and construed in accordance with English law.

Section 1.13.  Non-Business Day.

Unless otherwise specified in the Securities of a series, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Subordinated Indenture) payment of principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, on) and interest and Deferred Interest, if any, with respect to such Security and the exchange or conversion of such Security need not be made or occur at such Place of Payment on such date, but may be made or occur on the next succeeding Business Day at such Place of Payment with the same force and effect as such payment, or conversion or exchange, had occurred on the Interest Payment Date or Redemption Date, as the case may be, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be; and provided further, that if such next succeeding Business Day at any Place of Payment would fall in the succeeding fiscal year of the Issuer, payment may be made in full or such conversion or exchange may occur on the immediately preceding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14.  Immunity of Incorporators, Stockholders, Officers and Directors.

No recourse shall be had for the payment of the principal of (or premium, if any, on), or the interest or Deferred Interest, if any, on any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Subordinated Indenture or any indenture supplemental hereto, or any Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or the Guarantor or of any predecessor or successor corporations thereto, either directly or indirectly through the Issuer or the Guarantor or any predecessor or successor corporations, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Subordinated Indenture and all the Securities of each series are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Issuer or the Guarantor or of any predecessor or successor corporations thereto, either directly or indirectly through the Issuer or the Guarantor or any such predecessor or successor corporations, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Subordinated Indenture or in any of the Securities of any series, as the case may be, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Subordinated Indenture and the issuance of the Securities of each series.

Section 1.15.  Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Subordinated Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication.

Section 1.16.  Appointment of Agent for Service.

By the execution and delivery of this Subordinated Indenture, each of the Issuer and the Guarantor designates and appoints Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Subordinated Indenture which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York, but for that purpose only, and agrees that service of process upon said Cogency Global Inc., directed to the attention of the General Counsel and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1.05, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State. Each of the Issuer and the Guarantor hereby submits (for the purposes of any such suit or proceedings) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may lawfully do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may lawfully do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Such submission and waiver shall be irrevocable so long as any of the Securities remain Outstanding and such appointment shall be irrevocable until the appointment with due care of a reputable successor by the Issuer and the Guarantor and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer and the Guarantor shall notify the Subordinated Trustee of the name and address of such successor. Each of the Issuer and the Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Cogency Global Inc. or its successor in full force and effect so long as any of the Securities shall be Outstanding. The Subordinated Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Issuer or the Guarantor to take any such action.

Each of the Issuer and the Guarantor agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer or the Guarantor, as the case may be, and may be enforced in the courts of England and Wales (or any other courts to the jurisdiction of which the Issuer or the Guarantor, as the case may be, is subject) by a suit upon such judgment, provided that service of process is effected upon the Issuer or the Guarantor in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Issuer and the Guarantor do not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Issuer or the Guarantor to the extent not expressly waived in accordance with this Section.

Notwithstanding the foregoing, any actions arising out of or relating to the Securities or this Subordinated Indenture may be instituted by any party hereto and, subject to the limitations set forth in Article Five of this Subordinated Indenture, by the Holder of any Security in any competent court in England and Wales.

Nothing in this Section shall affect the right of the Subordinated Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Subordinated Trustee or any Holder of any Security to bring proceedings against the Issuer or the Guarantor in the courts of any other jurisdiction or jurisdictions.

Section 1.17.  Rules by the Subordinated Trustee and Agents.

The Subordinated Trustee may make reasonable rules for action by or a meeting of Holders. The Securities Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 1.18.  Duplicate Originals.

The parties may sign any number of copies of this Subordinated Indenture. One signed copy is enough to prove this Subordinated Indenture.

Section 1.19.  Calculation Agent.

If the Issuer appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Subordinated Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Subordinated Debt Securities in accordance with the terms of such series of Subordinated Debt Securities by such Calculation Agent shall (in the absence of gross negligence or willful misconduct) be binding on the Issuer, the Guarantor, the Subordinated Trustee and all Holders and (in the absence of gross negligence or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Article Two

SECURITY FORMS

Section 2.01.  Forms of Securities.

The Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate, or in an indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Subordinated Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or of any automated quotation system or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities. Such execution of such Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Securities. Such execution of such definitive Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

Each Security issued hereunder shall have endorsed thereon a statement in the following form or in substantially the following form:

THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 13.01 OF THE SUBORDINATED INDENTURE HEREINAFTER REFERRED TO, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE ISSUER AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 13.01, AND THE HOLDER OF THIS SECURITY BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 13.01 OF THE SUBORDINATED INDENTURE AND THE TERMS OF THIS PARAGRAPH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW.

Section 2.02.  Form of Subordinated Trustee’s Certificate of Authentication.

Unless otherwise specified as contemplated by Section 3.01, the Certificate of Authentication on all Securities shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the Subordinated Indenture described herein.

Citibank, N.A.
as Subordinated Trustee

By
Authorized Officer

Dated

Section 2.03.  Securities in Global Form.

If any Security of a series is issuable in global form, such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Subordinated Trustee or Security Registrar and in such manner as shall be specified in such Security. Any instructions by the Issuer with respect to a Security in global form, after its initial issuance, shall be in writing but need not comply with Section 1.02.

Unless otherwise specified in the Securities of a series, every global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SUBORDINATED INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS HEREOF AND OF THE SUBORDINATED INDENTURE, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR TO THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR THEREOF AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUBORDINATED INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Article Three

THE SECURITIES

Section 3.01.  Title; Payment and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Subordinated Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution of the Issuer.

The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Issuer with respect to unissued Securities of the series and set forth in such Securities of the series when issued from time to time):

(1)            whether Securities of that series are to be Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities;

(2)            the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities); if the Securities of that series will be in bearer rather than registered form, the forms, procedures and mechanics to be employed in connection therewith; any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Subordinated Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(3)            the percentage or percentages of principal amount at which the debt securities of the series will be issued;

(4)            certain dates or periods, including: (a) the original issue date or dates or periods during which the Securities of that series may be issued; (b) the date or dates (or manner of determining the same) on which, or the range of dates within which, the principal of (and premium, if any, on) the Securities of that series is payable; and (c) the record dates, if any, for the determination of Holders of Securities of such series to whom such principal (and premium, if any) is payable;

(5)            information with regard to interest, including: (a) the rate or rates (or the manner of calculation thereof, including any provisions for the increase or decrease of such rate or rates upon the occurrence of specific events) at which the Securities of that series shall bear interest (if any), or the discount, if any, at which any Discounted Securities may be issued; (b) the date or dates from which such interest shall accrue; (c) the Interest Payment Dates on which such interest shall be payable (or manner of determining the same); (d) the Regular Record Date for the interest payable on any Securities on any Interest Payment Date; and (e) the manner in which such interest shall be paid;

(6)            the place or places where, subject to the provisions of Section 10.02: (a) the principal of (and premium, if any, on) and interest or Deferred Interest, if any, on Securities of that series shall be payable; (b) any Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange; and (c) notices and demands to or upon the Issuer in respect of the Securities of that series and this Subordinated Indenture may be served;

(7)            the terms and conditions, if any, upon which Securities of that series may be redeemed, purchased or repaid, in whole or in part, at the option of the Issuer or otherwise including the period or periods within which or manner of determining the same and the price or prices at which or manner of determining the same, and whether and under what conditions such Securities shall be subject to a Permitted Variation in lieu of redemption;

(8)            the right or obligation (which may be fixed or contingent upon events), if any, of the Issuer to redeem, purchase or repay Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which or manner of determining the same, the price or prices at which or manner of determining the same, and the terms and conditions upon which, Securities of that series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(9)            the minimum denomination or denominations in which any Securities of that series shall be issuable if other than integral multiples of $1,000;

(10)           with respect to Securities other than Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a redemption prior to Maturity or a declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(11)           if other than as set forth in this Subordinated Indenture, any additional or differing provisions, if any, with respect to Deferred Interest, Events of Default, Payment Defaults, Perpetual Security Defaults, Payment Events, Tax Events, Regulatory Events, Issuer Junior Securities, Issuer Parity Securities, Guarantor Junior Securities, Guarantor Parity Securities and subordination, together with details for any indemnification (including the Events of Default, Payment Defaults, Perpetual Security Defaults and Payment Events described in Sections 5.01 and 5.03) and any covenants or agreements of the Issuer with respect to the Securities of that series, whether or not such Events of Default, Payment Defaults, Perpetual Security Defaults or Payment Events or covenants or agreements are consistent with the Events of Default, Payment Defaults, Perpetual Security Defaults or Payment Events or covenants or agreements set forth herein;

(12)           if a Person other than Citibank, N.A. is to act as Subordinated Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Subordinated Trustee and if other than such Subordinated Trustee, the identity of each Security Registrar and/or Paying Agent;

(13)           the index, if any, used to determine the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities of that series;

(14)           if other than as set forth in Section 4.01, provisions for the satisfaction and discharge of this Subordinated Indenture with respect to the Securities of that series;

(15)           the date as of which any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued;

(16)           the application, if any, of Sections 10.07 and 11.08 to the Securities of that series;

(17)           whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depositary for such global Security or Securities;

(18)           whether any legends shall be stamped or imprinted on all or a portion of the Securities of such series, and the terms and conditions upon which any such legends may be removed;

(19)           the form of the Securities of that series (including the terms and conditions of such Securities);

(20)           in the case of any series of Perpetual Subordinated Capital Securities and any series of Perpetual Subordinated Debt Securities, the particular terms of such series, including those relating to the Optional Interest Payment Dates, optional redemption, and such other terms relating to Deferred Interest, Events of Default, Perpetual Security Defaults, Payment Events, Tax Events, Tax Call Events, Regulatory Events, Issuer Junior Securities, Issuer Parity Securities, Guarantor Junior Securities, Guarantor Parity Securities and subordination;

(21)           in the case of any series of Dated Subordinated Debt Securities, any additional terms relating to the deferral of interest;

(22)           under what circumstances, if any, the Issuer will pay Additional Amounts on the Securities of that series in respect of taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld, deducted or assessed (and the relevant Taxing Jurisdiction) and, if so, whether the Issuer will have the option to redeem or enter into a Permitted Variation of the terms of such Securities rather than pay such Additional Amounts (and the terms of any such option); and

(23)           any other terms of that series (which terms shall be consistent with the provisions of this Subordinated Indenture except as such terms are otherwise expressly provided for in an applicable Board Resolution or supplemental indenture executed hereunder with respect to such series).

All Securities of any particular series shall be identical except as to authentication date, public offering price, denomination and issue date, except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in such Officers’ Certificates relating thereto or provided in or pursuant to any supplemental indenture hereto (provided that the Securities of a series shall be fungible with all other Securities of such series). The terms of such Securities may be determined by the Issuer from time to time if so provided in or established pursuant to the authority granted in the Board Resolutions. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series.

If any of the terms of the Securities of a series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action shall be certified by an appropriate officer of the Issuer and delivered to the Subordinated Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of such Securities.

Prior to the delivery of a Security of any series in any such form to the Subordinated Trustee for authentication, the Issuer shall deliver to the Subordinated Trustee (and the Subordinated Trustee shall be fully protected in relying upon) an Issuer Order for the authentication and delivery of such Securities and the following:

(1)            the Board Resolution, the Officers’ Certificate and the supplemental indenture, as applicable, by or pursuant to which such form of Security have been approved;

(2)            an Officers’ Certificate of the Issuer dated the date such certificate is delivered to the Subordinated Trustee stating that all conditions precedent provided for in this Subordinated Indenture relating to the authentication and delivery of such Securities in such form have been complied with; and

(3)            an Opinion of Counsel stating that such Securities when authenticated and delivered by the Subordinated Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and that the Guarantee, when the Securities upon which it shall have been endorsed shall have been authenticated and delivered by the Subordinated Trustee and when properly endorsed by the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.02.  Denominations.

Unless otherwise provided with respect to any series of Securities as contemplated by Section 3.01, any Securities of a series shall be issuable in denominations of $1,000 and any integral multiple thereof; provided, however, that Securities may be issuable in denominations of less than $1,000 solely to the extent necessary to accommodate book-entry positions that have been created in denominations of less than $1,000 by the Depositary.

Section 3.03.  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Issuer by any of two of its directors or by one director and the company secretary of the Issuer. The Guarantee on the Securities shall be endorsed on behalf of the Guarantor by any of two of its directors or by one director and the company secretary of the Guarantor. The signature of any of these officers on the Securities or the Guarantee, as the case may be, may be manual or facsimile or, as and to the extent required by the Depositary, manual.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper directors or officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. Guarantees bearing the manual or electronic endorsement of individuals who were at any time the proper directors or officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of Securities bearing such endorsement or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Subordinated Indenture, the Issuer may deliver Securities of any series as executed by the Issuer and properly endorsed by the Guarantor to the Subordinated Trustee for the Securities of such series for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and such Subordinated Trustee, in accordance with such Issuer Order, shall authenticate and deliver such Securities. If any Security shall be represented by a global Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security shall be deemed to be delivery in connection with the original issuance of such beneficial owner’s interest in such global Security. If all the Securities of any one series are not to be issued at one time and if a Board Resolution or indenture supplemental hereto relating to such Securities shall so permit, such Issuer Order may set forth procedures acceptable to the Subordinated Trustee for the issuance of such Securities, including without limitation, procedures with respect to interest rate, Stated Maturity, if any, date of issuance and date from which interest, if any, shall accrue. Such procedures may authorize authentication and delivery pursuant to electronic instruction from the Issuer or its duly authorized agent.

Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution and/or indenture supplemental hereto, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Sections 1.02 and 3.01 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that it shall be necessary to deliver such documents in connection with any reopening of a series of Securities.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Subordinated Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by manual signature by the Subordinated Trustee for such Security or in the name of such Subordinated Trustee by any Authenticating Agent pursuant to Section 3.12, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Subordinated Trustee for cancellation as provided in Section 3.09, for all purposes of this Subordinated Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Subordinated Indenture.

Any global Security shall, unless otherwise provided therein, be delivered to a Depositary designated pursuant to Section 3.01. Each Depositary designated pursuant to Section 3.01 for a global Security must at the time of its designation and at all times while it serves as such Depositary be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

The Subordinated Trustee shall have the right to decline to authenticate and deliver any Securities if the Subordinated Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Subordinated Trustee in good faith shall determine that such action would expose the Subordinated Trustee to personal liability to existing Holders or would affect the Subordinated Trustee’s own rights, duties or immunities under the Securities, this Subordinated Indenture or otherwise in a manner which is not reasonably acceptable to the Subordinated Trustee acting in good faith.

Section 3.04.  Temporary Securities and Exchange of Securities.

Pending the preparation of definitive Securities of any particular series, the Issuer may execute, and upon an Issuer Order the Subordinated Trustee for the Securities of such series shall authenticate and deliver, in the manner specified in Section 3.03, temporary Securities which are printed, lithographed, typewritten, photocopied or otherwise produced in any authorized denomination, with like terms and conditions as the definitive Securities of the series in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine. Such execution of such Securities shall be conclusive evidence as regards the Issuer as to any such determination made by the Issuer.

If temporary Securities of any particular series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for such definitive Securities and of a like Stated Maturity, if any, and with like terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any particular series, the Issuer shall execute and (in accordance with an Issuer Order delivered at or prior to the authentication of the first definitive Security of such series) the Subordinated Trustee for the Securities of such series shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and of a like Stated Maturity, if any, and with like terms and provisions. Until exchanged as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Subordinated Indenture as definitive Securities of the same series authenticated and delivered hereunder, with like terms and conditions, except where specified therein with respect to certification requirements prior to payment of interest in certain cases.

Section 3.05.  Registration, Registration of Transfer and Exchange.

The Issuer shall cause to be kept for the Securities of each series a security register (such security register or registers herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. Unless and until otherwise determined by the Issuer, the Subordinated Trustee shall act as Security Registrar (the “Security Registrar”) and the Security Register shall be kept at the Corporate Trust Office of the Subordinated Trustee. At all reasonable times, the Security Register shall be open for inspection by the Issuer and the Issuer and its duly authorized agents. The Issuer may appoint co-Security Registrars; provided that at any given time there shall be only one Security Register with respect to a series of Securities. In acting hereunder and in connection with the Securities, the Security Registrar shall act solely as agent of the Issuer and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Upon surrender for registration of transfer of any Security of any particular series at the office or agency of the Issuer in a Place of Payment for that series, the Issuer shall execute and the Guarantor shall endorse, and upon an Issuer Order the Subordinated Trustee for the Securities of each series shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, and of a like Stated Maturity, if any, and of a like series and aggregate principal amount and with like terms and conditions.

Except as set forth below, at the option of the Holder, Securities of any particular series may be exchanged for other Securities of any authorized denominations and of a like Stated Maturity, if any, and of a like series and aggregate principal amount and with like terms and conditions, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuer shall execute and the Guarantor shall endorse, and upon an Issuer Order the Subordinated Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding any other provision of this Section 3.05 or of Section 3.04, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities for such series shall no longer be eligible under Section 3.03, the Issuer shall appoint a successor Depositary with respect to the Securities for such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 120 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 3.01 shall no longer be effective with respect to the Securities for such series and the Issuer will execute and the Guarantor shall endorse, and the Subordinated Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Issuer will execute and the Guarantor shall endorse, and the Subordinated Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.

If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms, and in definitive form, on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute and the Guarantor shall endorse, and the Subordinated Trustee upon an Issuer Order shall authenticate and deliver, without service charge but at the expense of the Issuer, (i) to each Person specified by such Depositary, a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the global Security; and (ii) to such Depositary, a new global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of Securities delivered to Holders thereof.

Upon the exchange of a global Security for Securities in definitive form, such global Security, if so exchanged in its entirety, shall upon an Issuer Order be cancelled by the Subordinated Trustee. Securities issued in exchange for a global Security pursuant to this Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Subordinated Trustee in writing. The Subordinated Trustee shall deliver, or cause to be delivered, such Securities to the Persons in whose names such Securities are so requested.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Subordinated Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Subordinated Trustee for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such series duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to the Holders for any registration of transfer or exchange of Securities, but the Issuer and/or the Subordinated Trustee may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Holder’s Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.04 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption as a whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities.

If (i) any mutilated Security is surrendered to the Subordinated Trustee for such Security, or the Issuer and the Subordinated Trustee for a Security receive evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Issuer and the Subordinated Trustee such security and/or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Issuer or the Subordinated Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Guarantor shall endorse and upon Issuer Request such Subordinated Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and in a like principal amount and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Issuer and the Subordinated Trustee for such Security such security and/or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Issuer and such Subordinated Trustee and any agent of any of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Subordinated Trustee for such Security) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Subordinated Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07.  Payment of Interest; Interest Rights Preserved.

(a)            General. Interest on any Security which is due and payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest, if any, payable at Maturity will be payable to the Person to whom principal shall be payable.

Pursuant to Section 3.01, the Issuer shall designate the manner in which interest shall be paid.

Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Issuer by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to a bank account maintained by the payee.

(b)            Payments of Interest on Dated Subordinated Debt Securities. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the particular series, if the Issuer fails to pay an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities, or does not pay all or any part of the principal of (or premium, if any, on) any such Securities on the Stated Maturity, if any, or any other date set for redemption, the obligation to make such payment on such Interest Payment Date, Stated Maturity or other date set for redemption, as the case may be, shall be deferred until: (i) in the case of a payment of interest, the date upon which the Issuer pays a dividend or distribution or the Issuer makes any other payment on any Issuer Junior Securities or Issuer Parity Securities (other than (A) a final dividend declared by the Issuer with respect to the Issuer Ordinary Shares prior to the date that the decision to defer such interest payment is made or (B) a payment made by one of the Issuer’s wholly-owned Subsidiaries to another wholly-owned Subsidiary of the Issuer or directly to the Issuer) (a “Deferred Interest Payment Date”) or the earlier to occur of the Stated Maturity for the payment of principal or the Deferred Principal Payment Date, as the case may be; and (ii) in the case of a payment of principal (or premium, if any), the first Business Day after the date that falls six months after such payment was originally due (a “Deferred Principal Payment Date”).

Except as otherwise provided in a supplemental indenture or Board Resolution executed pursuant to Section 3.01 for the Securities of such series, no payment deferred in accordance with the foregoing will accrue interest and no payment so deferred shall be treated as due for any purpose until the Deferred Interest Payment Date or Deferred Principal Payment Date, as the case may be. Accordingly, no such deferral will constitute a Payment Default or an Event of Default under Section 5.01 or Section 5.03 hereof with respect to such Securities.

Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of the Securities, if the Issuer defers an interest payment with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, as the case may be, in accordance with the terms of this Subordinated Indenture (including any Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series), then none of the Issuer nor any entity the Issuer controls, directly or indirectly, shall be permitted: (a) to declare or pay a dividend or distribution or make any other payment on any Issuer Parity Securities or on any Issuer Junior Securities (other than (i) a final dividend declared by the Issuer with respect to the Issuer Ordinary Shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of the Issuer’s wholly-owned subsidiaries to another wholly-owned Subsidiary of the Issuer or directly to the Issuer); or (b) to redeem, purchase or otherwise acquire any Issuer Parity Securities or any Issuer Junior Securities, in each case unless or until all interest deferred in accordance with the foregoing has been received by the Holders of the Dated Subordinated Debt Securities and no other payment of arrears of interest remains unsatisfied.

For purposes of the foregoing, the payment (or declaration of payment) of a dividend or distribution on Issuer Junior Securities and Issuer Parity Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Issuer Junior Securities or Issuer Parity Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired). The Subordinated Trustee shall be entitled to rely on an Officers’ Certificate (and shall be protected in so doing) as to whether the redemption, purchase or acquisition falls within the exception set out above and, if the Subordinated Trustee does so rely, such Officers’ Certificate shall, in the absence of clear error, be conclusive and binding on the Issuer, the Guarantor and the Holders of the Securities.

(c)            Payments of Interest on Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, (i) payment of interest on the Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be mandatory on each Compulsory Interest Payment Date and (ii) any accrued interest for an Interest Period on any Perpetual Subordinated Capital Securities of a particular series which is not paid by the Issuer either (x) because the Issuer elects not to make a payment of interest on any Optional Interest Payment Date, (y) because the Issuer Solvency Condition is not satisfied on an Interest Payment Date or (z) because of the occurrence of a Payment Event, together with any other accrued interest for previous Interest Periods in respect of such Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities which was not paid by the Issuer so long as the same remains unpaid, shall constitute “Deferred Interest”.

(d)            In respect of the Perpetual Subordinated Capital Securities and Perpetual Subordinated Debt Securities, if provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, interest on the Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be, which is payable on each Compulsory Interest Payment Date and is not deferred shall constitute “Current Interest”. The Issuer may satisfy its obligation to pay Current Interest on such Securities through the issuance of Perpetual Subordinated Debt Securities, Perpetual Subordinated Capital Securities and/or Issuer Ordinary Shares, in accordance with the procedures set out in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the relevant series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be.

(e)            Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, Deferred Interest shall not itself bear interest and will be payable only as set out below. In respect of a series of Perpetual Subordinated Capital Securities, Deferred Interest shall only be payable in the case of the winding up of the Issuer, in which case any Deferred Interest will be payable by the liquidator in the same manner and with the same ranking as the principal on the Perpetual Subordinated Capital Securities.

In respect of Perpetual Subordinated Debt Securities, at the option of the Issuer, but subject to satisfying the Issuer Solvency Condition, Deferred Interest will be payable in whole or in part (as specified in the notice given by the Issuer) at any time upon notice being given by the Issuer to the Subordinated Trustee and the Holders of Perpetual Subordinated Debt Securities as specified in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the relevant series of Perpetual Subordinated Debt Securities. In respect of Perpetual Subordinated Debt Securities, Deferred Interest will become payable on the redemption of the Perpetual Subordinated Debt Securities or on their repurchase by the Issuer (or on behalf of the Issuer) or (subject to the provisions set out in Section 13.01 hereof) upon the commencement of the winding up of the Issuer and not in any other circumstances, but so that in the case of payment of part of the Deferred Interest, the interest accrued during any Interest Period shall not be paid prior to that accrued during an earlier Interest Period. In respect of Perpetual Subordinated Debt Securities, in the case of the winding up of the Issuer, any Deferred Interest will be payable by the liquidator in the same manner and with the same ranking as the principal on the Perpetual Subordinated Debt Securities.

Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of a series of Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, if the Issuer defers an interest payment with respect to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities in accordance with the terms of this Subordinated Indenture (including any Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series), then none of the Issuer nor any entity the Issuer controls, directly or indirectly, shall be permitted: (a) to declare or pay a dividend or distribution or make any other payment on any Issuer Parity Securities or on any Issuer Junior Securities (other than (i) a final dividend declared by the Issuer with respect to the Issuer Ordinary Shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of the Issuer’s wholly-owned Subsidiaries to another wholly-owned Subsidiary of the Issuer or directly to the Issuer); or (b) to redeem, purchase or otherwise acquire Issuer Parity Securities or any Issuer Junior Securities, in each case unless or until the interest otherwise due and payable on the next succeeding Interest Payment Date (but excluding Deferred Interest, if any) in respect of such Securities is duly set aside and provided for or paid in full.

For purposes of the foregoing, the payment (or declaration of payment) of a dividend or distribution on Issuer Junior Securities and Issuer Parity Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Issuer Junior Securities or Issuer Parity Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder to those securities being redeemed, purchased or acquired). The Subordinated Trustee shall be entitled to rely on an Officers’ Certificate (and shall be protected in so doing) as to whether the redemption, purchase or acquisition falls within the exception set out above and, if the Subordinated Trustee does so rely, such Officers’ Certificate shall, in the absence of clear error, be conclusive and binding on the Issuer and the Holders of the Securities.

The Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of each series of Perpetual Subordinated Capital Securities and Perpetual Subordinated Debt Securities, shall set forth additional matters with respect to Deferred Interest with respect to such series, including: (a) the dates, times and manner in which the Issuer will be obligated to satisfy any Deferred Interest; and (b) such other matters with respect to Deferred Interest as are set forth therein.

(f)            Payment of Defaulted Interest. Any interest (a) on any Dated Subordinated Debt Securities of any particular series which is due and payable, but is not punctually paid or duly provided for, on any Deferred Interest Payment Date or (b) on any Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities of any particular series which is due and payable, but is not punctually paid or duly provided for, on any Compulsory Interest Payment Date (herein called “Defaulted Interest”) shall, in each case, forthwith cease to be payable to the Holder on the relevant Regular Record Date and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)            the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names any Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Subordinated Trustee for such Securities of such series in writing at least 30 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Issuer shall deposit with such Subordinated Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Subordinated Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Issuer shall fix a Special Record Date, and promptly give notice thereof to the Subordinated Trustee, for the payment of such Defaulted Interest. The Special Record Date shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and shall not be less than 10 days after the receipt by such Subordinated Trustee of the notice of the proposed payment. The Issuer or such Subordinated Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid to each Holder of Securities of that series at his address as it appears in the Security Register no less than seven days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names any such Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2)            the Issuer may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any Stock Exchange on which the Securities may be listed, and upon such notice as may be required by such Stock Exchange, unless, after notice is given by the Issuer to the Subordinated Trustee for the Securities of such series of such proposed manner of payment pursuant to this clause, such manner of payment shall be deemed impracticable by such Subordinated Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Subordinated Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

(g)            Additional Matters with respect to Deferred Interest. The Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of each series of Perpetual Subordinated Capital Securities and Perpetual Subordinated Debt Securities shall set forth additional matters with respect to Deferred Interest with respect to such series, including: (a) the dates, times and manner in which the Issuer will be obligated to satisfy any Deferred Interest; and (b) such other matters with respect to Deferred Interest as are set forth therein.

Section 3.08.  Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Subordinated Trustee for such Security and any agent of the Issuer or such Subordinated Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Issuer, such Subordinated Trustee or any agent of the Issuer or such Subordinated Trustee shall be affected by notice to the contrary.

None of the Issuer, the Subordinated Trustee, any Paying Agent or the Security Registrar will have any responsibility or obligation to any beneficial owner of a global Security, a member of, or a participant in, the Depositary for such global Security or other Person with respect to the accuracy of the records of the Depositary for such global Security or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary for such global Security) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary for such global Security or its nominee in the case of a global Security). The rights of beneficial owners in any global Security shall be exercised only through the Depositary for such global Security subject to the applicable rules and procedures of such Depositary. The Issuer, the Subordinated Trustee, any Paying Agent or the Security Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary for such global Security with respect to its members, participants and any beneficial owners.

The Subordinated Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Subordinated Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depositary for such global Security and participants, members or beneficial owners in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Subordinated Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Subordinated Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary for such global Security.

Section 3.09.  Cancellation.

Unless otherwise specified in the Securities of a series, all Securities surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Subordinated Trustee for such Securities, be delivered to such Subordinated Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Subordinated Trustee for Securities of a series for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by such Subordinated Trustee. Notwithstanding any other provision of this Subordinated Indenture to the contrary, in the case of a series, all the Securities of which are not to be originally issued at one time, a Security of such series shall not be deemed to have been Outstanding at any time hereunder if and to the extent that, subsequent to the authentication and delivery thereof, such Security is delivered to the Subordinated Trustee for such Security for cancellation by the Issuer or any agent thereof upon the failure of the original purchaser thereof to make payment therefor against delivery thereof, and any Security so delivered to such Subordinated Trustee shall be promptly cancelled by it. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Subordinated Indenture. All cancelled Securities held by the Subordinated Trustee for such Securities shall be disposed of by the Subordinated Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Securities shall be provided to the Issuer by the Subordinated Trustee, unless by an Issuer Order the Issuer shall direct that such cancelled Securities shall be returned to it. Global securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

Section 3.10.  Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any particular series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.  Common Code, CUSIP or ISIN Numbers.

The Issuer in issuing any series of the Securities may use Common Code, CUSIP or ISIN numbers, if then generally in use, and thereafter with respect to such series, the Subordinated Trustee or Security Registrar may use such numbers in any notice of redemption with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or otherwise, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Subordinated Trustee of any change in the Common Code, CUSIP or ISIN numbers.

Section 3.12.  Authenticating Agents.

From time to time, the Subordinated Trustee for the Securities of any series may, subject to its sole discretion, and shall, upon receipt of an Issuer Order, and for such period as the Issuer shall elect, appoint one or more Authenticating Agents with respect to the Securities of such series, which may include any director or officer of the Issuer or any Affiliate or both of them, with power to act in the name of the Subordinated Trustee and subject to its direction in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 3.04, 3.05, 3.06 and 11.07 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Subordinated Indenture to authenticate and deliver Securities of such series. For all purposes of this Subordinated Indenture, the authentication and delivery of such Securities of such series by an Authenticating Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such Securities “by the Subordinated Trustee” for the Securities of such series. Any such Authenticating Agent shall (except in the case of the Issuer, an Affiliate, or an officer or director of the Issuer or an Affiliate) at all times be a corporation organized and doing business under the laws of the United States or of any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, as the case may be. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Authenticating Agent for any series of Securities may resign at any time by giving written notice of resignation to the Subordinated Trustee for such series and to the Issuer. The Subordinated Trustee for any series of Securities may at any time and shall, upon an Issuer Request, terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer in the manner set forth in Section 1.05. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent for any series of Securities shall cease to be eligible under this Section, the Subordinated Trustee for such series may and shall, upon an Issuer Request, appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 1.06. Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer and the Guarantor agree to pay to any corporation of which any director or officer has been appointed as Authenticating Agent for such series from time to time reasonable compensation for such services.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Subordinated Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the form specified in Section 2.02.

Article Four

SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Securities of any Series.

(a)            The Issuer shall be deemed to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and the Subordinated Trustee for the Securities of such series, upon an Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

(1)            either:

(A)            all Securities of such series theretofore authenticated and delivered (other than (i) any Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the last paragraph of Section 10.03) have been delivered to the Subordinated Trustee for the Securities of such series for cancellation; or

(B)            except as otherwise specified pursuant to Section 3.01 for the Securities of such series, with respect to all Outstanding Securities of such series described in (A) above not theretofore so delivered to the Subordinated Trustee for the Securities of such series for cancellation:

(i)            the Issuer has irrevocably deposited, or caused to be deposited, with the Subordinated Trustee for the Securities of such series as trust funds in trust an amount sufficient (without consideration of any reinvestment thereof) to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest and Deferred Interest, if any, to the Stated Maturity, if any, or any Redemption Date as contemplated by Section 4.02, as the case may be; or

(ii)           the Issuer has deposited, or caused to be deposited, with such Subordinated Trustee as obligations in trust such amount of U.S. Government Obligations as will, as evidenced by a Certificate of a Firm of Independent Public Accountants delivered to such Subordinated Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest and Deferred Interest, if any, to the Stated Maturity, if any, or Redemption Date as contemplated by Section 4.02, as the case may be; or

(iii)          the Issuer has deposited, or caused to be deposited, with such Subordinated Trustee in trust an amount equal to the amount referred to in clause (i) or (ii) in any combination of currency or currency unit or U.S. Government Obligations and has delivered a Certificate of a Firm of Independent Public Accountants to such Subordinated Trustee verifying that such combination of funds and U.S. Government Obligations will be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for unpaid principal (and premium, if any) and interest and Deferred Interest, if any, to the Stated Maturity, if any, or any Redemption Date as contemplated by Section 4.02, as the case may be, taking into account the predetermined and certain income to accrue on such U.S. Government Obligations (but without any consideration of any reinvestment thereof) and without taking consideration of any reinvestment of any such funds.

(2)            the Issuer has paid or caused to be paid all other sums payable with respect to the Securities of such series;

(3)            the Issuer has delivered to such Subordinated Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series have been complied with;

(4)            if the Securities of such series are not to become due and payable at their Stated Maturity, if any, within one year of the date of a deposit pursuant to Section 4.01(a)(1)(B) or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to such Subordinated Trustee as of the date of such deposit, then the Issuer shall have given, not later than the date of such deposit, notice of such deposit to the Holders of such Securities; and

(5)            if the conditions set forth in Section 4.01(a)(1)(A) have not been satisfied, and unless otherwise specified pursuant to Section 3.01 for the Securities of such series, the Issuer has delivered to the Subordinated Trustee an Opinion of Counsel to the effect that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Subordinated Indenture there has been a change in applicable United States Federal income tax law, in either case to the effect that, and based upon which such Opinion of Counsel shall confirm that, the beneficial owners of Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred.

Upon the satisfaction of the conditions set forth in this Section 4.01 with respect to all the Securities of any series, the terms and conditions of the Securities of such series, including the terms and conditions with respect thereto set forth in this Subordinated Indenture, as applicable shall no longer be binding upon, or applicable to, the Issuer, and the Holder of the Securities of such series shall look for payment only to the funds or obligations deposited with the Subordinated Trustee pursuant to Section 4.01(a)(1)(B)(i)-(iii); provided, however, that in no event shall the Issuer be discharged from (i) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (3) of the definition thereof if such obligations continue to be valid obligations of the Issuer under applicable law, (ii) any obligations under Sections 4.02(b), 6.07 and 6.10 and (iii) any obligations under Sections 3.04, 3.05 and 3.06 (except that Securities of such series issued upon registration of transfer or exchange or in lieu of mutilated, destroyed, lost or stolen Securities shall not be obligations of the Issuer) and Sections 3.11, 5.16, 7.01 and 10.02; and provided, further, that in the event a petition seeking relief under any applicable Bankruptcy Law is filed and not discharged with respect to the Issuer within 123 days after the deposit, the entire indebtedness on all Securities of such series shall not be discharged, and in such event the Subordinated Trustee shall return such deposited funds or obligations as it is then holding to the Issuer upon an Issuer Request.

Section 4.02.  Application of Trust Money.

(a)            All money and obligations deposited with the Subordinated Trustee for any series of Securities pursuant to Section 4.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form satisfactory to such Subordinated Trustee. Such money and obligations shall be applied by such Subordinated Trustee, in accordance with the provisions of the Securities, this Subordinated Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as such Subordinated Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the Securities for the payment of which such money and obligations have been deposited with such Subordinated Trustee. If Securities of any series are to be redeemed prior to their Stated Maturity, if any, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the Issuer shall make such arrangements as are satisfactory to the Subordinated Trustee for any series of Securities for the giving of notice of redemption by such Subordinated Trustee in the name, and at the expense, of the Issuer.

(b)            The Issuer, failing which (subject to Article Fourteen) the Guarantor, shall pay and shall indemnify the Subordinated Trustee for any series of Securities against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.01 or the interest and principal received in respect of such U.S. Government Obligations other than any such tax, fee or other charge which by law is payable by or on behalf of Holders; it being understood that the Subordinated Trustee shall bear no responsibility for any such tax, fee or other charge which by law is payable by or on behalf of Holders. The obligation of the Issuer and the Guarantor under this Section 4.02(b) shall be deemed to be an obligation of the Issuer and the Guarantor under Section 6.07(2).

(c)            Anything in this Article Four to the contrary notwithstanding, the Subordinated Trustee for any series of Securities shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in Section 4.01 which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to such Subordinated Trustee, are in excess of the amount thereof which would then have been required to be deposited for the purpose for which such money or U.S. Government Obligations were deposited or received.

Section 4.03.  Satisfaction and Discharge of Subordinated Indenture.

Upon compliance by the Issuer with the provisions of Section 4.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Issuer has paid or caused to be paid all other sums payable under this Subordinated Indenture, this Subordinated Indenture shall cease to be of any other effect (except as otherwise provided herein). Upon an Issuer Request and receipt of an Opinion of Counsel and an Officers’ Certificate complying with the provisions of Section 1.02, the Subordinated Trustees for all series of Securities (at the expense of the Issuer) shall execute proper instruments acknowledging satisfaction and discharge of this Subordinated Indenture.

Notwithstanding the satisfaction and discharge of this Subordinated Indenture, any obligations of the Issuer and the Guarantor under Sections 3.04, 3.05, 3.06, 4.02(b), 4.04, 5.16, 6.07, 6.10, 7.01 and 10.02 and the obligations of the Subordinated Trustee for any series of Securities under Section 4.02 and the rights and immunities of the Subordinated Trustee under this Subordinated Indenture shall survive.

Section 4.04.  Reinstatement.

If the Subordinated Trustee for any series of Securities is unable to apply any of the amounts (for purposes of this Section 4.04, “Amounts”) or U.S. Government Obligations, as the case may be, described in Section 4.01(a)(1)(B)(i), (ii) or (iii), respectively, in accordance with the provisions of Section 4.01 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, each of the obligations of the Issuer and the Guarantor under this Subordinated Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Subordinated Trustee for such series is permitted to apply all such Amounts or U.S. Governmental Obligations, as the case may be, in accordance with the provisions of Section 4.01; provided, however, that if, due to the reinstatement of its rights or obligations hereunder, the Issuer has made any payment of principal of (or premium, if any, on) or interest or Deferred Interest, if any, on such Securities, the Issuer or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive payment from such Amounts or U.S. Government Obligations, as the case may be, held by the Subordinated Trustee for such series.

Section 4.05.  Relevant Regulator Consent.

The Issuer may only make an Issuer Request as provided under Article Four of this Subordinated Indenture provided that (a) the Issuer has notified the Relevant Regulator of its intention to do so prior to the Issuer making such Issuer Request and no objection thereto has been raised by the Relevant Regulator or, if required, a Relevant Regulator Consent has been received prior to the Issuer making such Issuer Request and (b) such Issuer Request shall only be applicable if, when and to the extent not prohibited by the Capital Regulations.

Article Five

REMEDIES

Section 5.01.  Events of Default.

Unless otherwise provided for in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of a particular series of Securities, “Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding up of the Issuer or the Guarantor in England and Wales (except in the case of winding-up solely for the purpose of a reconstruction or amalgamation or substitution in place of the Issuer or the Guarantor of a successor in business in each case where the Securities remain outstanding and are assumed by such successor in business on terms previously approved in writing by the Holders of not less than 75% in aggregate principal amount of the Outstanding Securities of that series); or

(b)            any other events of default provided with respect to Securities of that series as set forth in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such series.

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to any particular series of Securities occurs and is continuing, the Subordinated Trustee for the Securities of such series or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may exercise any right, power or remedy permitted by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount of (including premium, if any, on), or (in the case of Discounted Securities) such lesser amount as may be provided for with respect to the Securities of such series, and unless otherwise provided in a Board Resolution or supplemental indenture pursuant to Section 3.01 hereof, any accrued but unpaid interest on, all the Outstanding Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Subordinated Trustee if given by Holders). Upon any such declaration of acceleration such principal or such lesser amount, as the case may be, including premium, if any, thereon, together with any accrued interest, Deferred Interest (but only to the extent specifically provided for) and all other amounts owing thereunder and hereunder (with respect to such series of Securities), shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Subordinated Trustee for the Securities of any series as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Issuer and such Subordinated Trustee, may rescind and annul such declaration and its consequences provided:

(1)            the Issuer has paid or deposited with such Subordinated Trustee a sum sufficient to pay:

(A)            all overdue interest on all Securities of that series;

(B)            the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Securities of such series (or, in the case of Discounted Securities, the yield to Maturity, if any, set forth therein), to the extent that the payment of such interest shall be legally enforceable;

(C)            to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor or in the Securities of such series (or, unless otherwise specified pursuant to Section 3.01, in the case of Discounted Securities, the yield to Maturity, if any, set forth therein); and

(D)            in Dollars, all sums paid or advanced by the Subordinated Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and all other amounts then due to such Subordinated Trustee under Section 6.07;

and

(2)            all Events of Default with respect to the Securities of such series have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If the Securities become due and payable (whether pursuant to this Section 5.02 or Article Eleven below) and the Issuer fails to pay such amounts (or any damages awarded for breach of any obligations in respect of the Securities or this Subordinated Indenture) forthwith upon demand, notwithstanding the continuing right of any Holder to receive payment of the principal of and interest and Deferred Interest (if any) on Securities or any right of the Subordinated Trustee or the agents hereunder to receive payment or indemnification as provided for in Section 6.07 hereof, or to institute suit for the enforcement of any such payments, the Subordinated Trustee, in its own name and as trustee of an express trust, may (but shall not be obligated to) institute proceedings for the winding up of the Issuer in England and Wales but not elsewhere, and/or prove in a winding up of the Issuer or claim in a liquidation of the Issuer for all such due and payable amounts (including any damages awarded for breach of any obligations in respect of the Securities or this Subordinated Indenture) but no other remedy shall be available to the Subordinated Trustee.

Section 5.03.  Payment Defaults, Perpetual Security Defaults, Payment Events.

(a)            Payment Defaults. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of the particular series, with respect to the Securities of any series of Dated Subordinated Debt Securities, a “Payment Default” shall occur if the Issuer fails to pay, or set aside, principal of (or premium, if any, on) or accrued interest, if any, on any such Securities when due, and such failure continues for 14 days, provided that:

(1)            if the Issuer does not pay or set aside for payment an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities, or

(2)            the Issuer does not pay or set aside for payment all or any part of the principal of (or premium, if any, on) any such Dated Subordinated Debt Securities on the Stated Maturity (if any) or any Redemption Date,

the failure to make such payment shall not constitute a “Payment Default” and the obligation to make such payment shall be deferred until (i) in the case of payment of interest, the applicable Deferred Interest Payment Date and (ii) in the case of a payment of principal (or premium, if any), the Deferred Principal Payment Date.

(b)            Perpetual Security Defaults. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of the particular series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, a “Perpetual Security Default” shall occur if:

(1)            the Issuer fails to pay or set aside for payment the amount due to satisfy any interest payment on a Compulsory Interest Payment Date, and such failure continues for a period of 14 days, or

(2)            the Issuer fails to pay or set aside a sum to provide for payment of the principal amount, or fails to pay or set aside a sum to provide for payment of any accrued but unpaid interest and any Deferred Interest on the date fixed for redemption of such series and such failure continues for a period of 14 days, the failure to make or set aside such payment shall not constitute a “Perpetual Security Default” and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the date upon which the Issuer pays a dividend on any class of the Issuer’s share capital or the Issuer makes any payment on any series of Issuer Junior Securities or debt securities ranking pari passu with such series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities, as the case may be, and (ii) in the case of a payment of principal (or premium, if any), any accrued but unpaid interest or any Deferred Interest on a date set for redemption, the first Business Day after the date that falls six months after such payment was originally due.

(c)            Proceedings upon Occurrence of a Payment Default or Perpetual Security Default. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of the particular series, if a Payment Default (with respect to Securities of any series of Dated Subordinated Debt Securities), or a Perpetual Security Default (with respect to any series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities), occurs and is continuing, the Subordinated Trustee for the Securities of such series may in its discretion commence (1) a proceeding in England and Wales (but not elsewhere) for the winding up of the Issuer or (2) a judicial proceeding for the collection of the sums so due and unpaid; provided that the Subordinated Trustee may not declare the principal amount of any such Securities to be due and payable.

(d)            Payment Events. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of the particular series of Securities, if the Issuer fails to pay the amount due to satisfy any principal or interest payment that would have become due with respect to such Securities but for the Issuer Solvency Condition not being satisfied, such failure continues for 14 days and the Issuer Solvency Condition is not satisfied at the end of such 14-day period, such failure will not constitute a “Perpetual Security Default”, but instead will constitute a “Payment Event”, together with any other Payment Event with respect to any other series of Securities.

(e)            Certain Limitations. It shall not be a Payment Default, Perpetual Security Default or Payment Event if such sums were not paid in order to comply with a statute, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such statute, regulation or order, it shall not be a Payment Default, Perpetual Security Default or Payment Event if the Issuer acts on the advice given to it and to the Subordinated Trustee, in the form of an Opinion of Counsel acceptable to the Subordinated Trustee. However, the Issuer shall take action, including proceedings for a court declaration, to resolve the doubt, if counsel to the Issuer advises that the action is appropriate and reasonable. In this case, the Issuer shall proceed with the action promptly and be bound by any final resolution of the doubt. If such resolution is a determination that the Issuer can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the Issuer has been informed of the determination.

(f)            Proceeding upon the Occurrence of a Payment Event. Unless otherwise provided in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of the particular series, if a Payment Event with respect to a series of Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities occurs and is continuing, the Subordinated Trustee may (but shall not be obligated to) institute proceedings in England and Wales (but not elsewhere) for the winding up of the Issuer, but may not pursue any other legal remedy, including a judicial proceedings for the collection of the sums so due and unpaid.

(g)            Waiver of Certain Rights. The Subordinated Trustee for the Securities of a series waives on behalf of the Holders of such Securities, and the Holder of any Security by his acceptance thereof will be deemed to have waived, any right of set-off or counterclaim that such Holders might otherwise have against the Issuer, whether prior to or in any such bankruptcy or winding up as referred to in this Section 5.03. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Issuer or, if applicable, the liquidator or trustee or receiver in bankruptcy of the Issuer, and until such time as payment is made will hold a sum equal to such amount in trust for the Issuer or, if applicable, the liquidator or trustee or receiver in bankruptcy of the Issuer. Accordingly, such discharge will be deemed not to have taken place.

(h)            Certain Other Proceedings. Without prejudice to the provisions of Sections 5.03(a) through 5.03(g), the Subordinated Trustee may (but shall not be obligated to) without further notice, institute such proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer (which the Issuer has failed to perform or comply with) under the Subordinated Indenture or the Securities of a series (other than any payment obligation of the Issuer under or arising from such Securities or the Subordinated Indenture including, without limitation, payment of any principal, or premium, if any, or interest (together with any Deferred Interest, if applicable) and any other amount otherwise due and payable under such Securities (including any Additional Amounts, and any damages awarded for breach of any obligations under such Securities or the Subordinated Indenture)), and in no event shall the Issuer, by virtue of the institution of any such proceedings, be obliged to pay any sum or sums (in cash or otherwise) sooner than the same would otherwise have been payable by it.

Section 5.04.  Subordinated Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer or any other obligor upon the Securities of any series or the property of the Issuer or of such other obligor or their creditors, the Subordinated Trustee for the Securities of such series (irrespective of whether the principal (or lesser amount in the case of Discounted Securities) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Subordinated Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest or Deferred Interest (if the same has not been paid on the date on which the same shall have become due and payable as provided for in the Board Resolution or supplemental indenture executed pursuant to Section 3.01)) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)            to file and prove a claim for the whole amount of principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest and Deferred Interest, if any, owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of such Subordinated Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and all other amounts due to such Subordinated Trustee under Section 6.07) and of the Holders of the Securities of such series allowed in such judicial proceeding;

(2)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(3)            unless prohibited by law or applicable regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee in bankruptcy, liquidator or other Persons performing similar functions;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to such Subordinated Trustee, and in the event that such Subordinated Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to such Subordinated Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and any other amounts due such Subordinated Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Subordinated Trustee for the Securities of any series to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Subordinated Trustee for the Securities of any series to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other Person performing similar functions.

Section 5.05.  Subordinated Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Subordinated Indenture or the Securities of any series may be prosecuted and enforced by the Subordinated Trustee for the Securities of any series without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by such Subordinated Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Subordinated Trustee, its agents and counsel and all other amounts due to such Subordinated Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.

Subject to Article Thirteen in relation to subordination, any money collected by the Subordinated Trustee for the Securities of any series pursuant to this Article with respect to the Securities of such series shall be applied in the following order, at the date or dates fixed by such Subordinated Trustee and, in case of the distribution of such money on account of principal (or lesser amount in the case of Discounted Securities) (or premium, if any) or interest or Deferred Interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due to the Subordinated Trustee, the Calculation Agent, the Paying Agent and the Security Registrar, and any predecessor trustee, calculation agent, paying agent and security registrar under Section 6.07;

Second: To the payment of the amounts then due and unpaid upon the Securities of such series for principal (or lesser amount in the case of Discounted Securities) of (and premium, if any, on) and interest and Deferred Interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (or lesser amount in the case of Discounted Securities) (and premium, if any) and interest and Deferred Interest, if any, respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

Section 5.07.  Limitation on Suits.

Except as set forth in Section 5.08, no Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Subordinated Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy with respect to this Subordinated Indenture or the Securities, unless:

(1)            an Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Subordinated Trustee for the Securities of such series of such Event of Default, Payment Default, Perpetual Security Default or Payment Event and the continuance thereof;

(2)            the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Subordinated Trustee for the Securities of such series to institute proceedings in respect of such Event of Default, Payment Default, Perpetual Security Default or Payment Event in its own name as Subordinated Trustee hereunder;

(3)            such Holder or Holders have offered to such Subordinated Trustee indemnity and/or security satisfactory to the Subordinated Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)            such Subordinated Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(5)            no direction inconsistent with such written request has been given to such Subordinated Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Subordinated Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Subordinated Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

Section 5.08.  Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any.

Notwithstanding any other provision in this Subordinated Indenture, but subject to Article Thirteen in relation to subordination and subject to Section 3.07 hereof, and as and to the extent set forth in a Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the relevant series of Securities, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Security on the Stated Maturity, Deferred Interest Payment Date or Deferred Principal Payment Date, as the case may be, expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

Section 5.09.  Restoration of Rights and Remedies.

If the Subordinated Trustee for the Securities of any series or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Subordinated Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Subordinated Trustee or to such Holder, then and in every such case the Issuer, the Guarantor, such Subordinated Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Subordinated Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Subordinated Trustee for the Securities of any series or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.

No delay or omission of the Subordinated Trustee for the Securities of any series or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default, Payment Default, Perpetual Security Default or Payment Event or an acquiescence therein. Every right and remedy given by this Article or by law to such Subordinated Trustee for the Securities of any series or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Subordinated Trustee or by the Holders, as the case may be.

Section 5.12.  Control by Holders.

Subject to Section 6.03, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Trustee for the Securities of such series with respect to the Securities of that series or exercising any trust or power conferred on such Subordinated Trustee with respect to such Securities; provided that:

(1)            the Subordinated Trustee may refuse to follow any direction in conflict with any rule of law or with this Subordinated Indenture or which is unjustly prejudicial to the Holders of the Securities of that series not taking part in the direction. For the avoidance of doubt, the determination of whether any direction is unjustly prejudicial to any Holder is solely at the discretion of the Subordinated Trustee (and the Subordinated Trustee may but shall not be obligated to make such determination);

(2)            the Subordinated Trustee need not take any action which might involve it in personal liability; and

(3)            such Subordinated Trustee may take any other action deemed proper by such Subordinated Trustee which is not inconsistent with such direction.

Section 5.13.  Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except:

(1)            a default in the payment of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any Security of that series; or

(2)            a default with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such default shall cease to exist and shall be deemed to have been cured, for every purpose of this Subordinated Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.  Undertaking for Costs.

All parties to this Subordinated Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Indenture or in any suit against the Subordinated Trustee for the Securities of any series for any action taken or omitted by it as Subordinated Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Subordinated Trustee for the Securities of any series, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any Security of such series on or after the respective Stated Maturities, if any, expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or the date such Security becomes due and payable as expressed herein.

Section 5.15.  Waiver of Stay or Extension Laws.

Each of the Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Subordinated Indenture; and each of the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Subordinated Trustee for any series of Securities, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16.  Judgment Currency.

If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Issuer or the Guarantor hereunder or under any Security, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security, then such conversion shall be made by the Issuer or the Guarantor at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”). If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Issuer and the Guarantor agree to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security. Any amount due from the Issuer under this Section 5.16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sum due hereunder or in respect of any Security, as the case may be. In no event, however, shall the Issuer or the Guarantor be required to pay more in the currency or currency unit due hereunder or under such Security at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security so that in any event the obligations of the Issuer or the Guarantor hereunder or under such Security will be effectively maintained as obligations in such currency or currency unit, and the Issuer and the Guarantor shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

Article Six

THE SUBORDINATED TRUSTEE

Section 6.01.  Certain Duties and Responsibilities.

(a)            Except during the continuance of an Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to the Securities of any series for which the Subordinated Trustee is serving as such:

(1)            such Subordinated Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Subordinated Indenture, and no implied covenants or obligations shall be read into this Subordinated Indenture against such Subordinated Trustee; and

(2)            in the absence of bad faith on its part, such Subordinated Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to such Subordinated Trustee and conforming to the requirements of this Subordinated Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to such Subordinated Trustee, such Subordinated Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Subordinated Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)            In case an Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to a series of Securities has occurred and is continuing, the Subordinated Trustee for the Securities of such series shall exercise such of the rights and powers vested in it by this Subordinated Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Subordinated Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any Holder unless such Holder shall have offered to the Subordinated Trustee security and/or indemnity satisfactory to the Subordinated Trustee against any loss, liability or expense, and then only to the extent required by the terms of the Subordinated Indenture.

(c)            No provision of this Subordinated Indenture shall be construed to relieve the Subordinated Trustee for Securities of any series from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section;

(2)            such Subordinated Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Subordinated Trustee was grossly negligent in ascertaining the pertinent facts;

(3)            such Subordinated Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 5.02, 5.07, 5.12 or 5.13 or exercising any trust or power conferred upon such Subordinated Trustee under this Subordinated Indenture with respect to the Securities of that series; and

(4)            no provision of this Subordinated Indenture shall require the Subordinated Trustee for any series of Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)            Whether or not therein expressly so provided, every provision of this Subordinated Indenture relating in any way to the Subordinated Trustee for any series of Securities shall be subject to the provisions of this Section.

Section 6.02.  Notice of Default.

Within 90 days after the occurrence of any Event of Default, Payment Default, Perpetual Security Default or Payment Event hereunder with respect to Securities of any particular series, the Subordinated Trustee for the Securities of such series shall give to Holders of Securities of that series, in the manner set forth in Section 1.06, notice of such default if actually known to such Subordinated Trustee, unless such default shall have been cured or waived; provided, that in the case of any default of the character specified in Section 5.03(h) with respect to Securities of that series no such notice to Holders shall be given until at least 60 days after the occurrence thereof. If on the Business Day prior to an Interest Payment Date the Issuer has not deposited with the Subordinated Trustee funds sufficient to pay the interest due on the next Interest Payment Date, then the Subordinated Trustee shall provide written notice to the Guarantor of such failure.

Section 6.03.  Certain Rights of Subordinated Trustee.

Except as otherwise provided in Section 6.01:

(1)            the Subordinated Trustee for any series of Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)            any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be, and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution, and any request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a written request or direction signed on behalf of the Guarantor by any of two of its directors or by one director and the company secretary of the Guarantor;

(3)            whenever in the administration of this Subordinated Indenture such Subordinated Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Subordinated Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and/or Opinion of Counsel;

(4)            such Subordinated Trustee may consult with counsel of its selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)            such Subordinated Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Subordinated Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Subordinated Indenture for which it is acting as Subordinated Trustee, unless such Holders shall have offered to such Subordinated Trustee security and/or indemnity satisfactory to the Subordinated Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(6)            such Subordinated Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but such Subordinated Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such Subordinated Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(7)            such Subordinated Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and such Subordinated Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)            such Subordinated Trustee shall have no duties or responsibilities with respect to and shall have no liability for the actions taken or the failures to act of any other Subordinated Trustees appointed hereunder;

(9)            such Subordinated Trustee shall not be liable for any action taken, suffered or omitted to be taken in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Subordinated Indenture;

(10)           the Subordinated Trustee shall not be deemed to have notice or knowledge of any Event of Default, Payment Default, Perpetual Security Default, or Payment Event, except in the case of a default in the payment of the principal (or premium, if any, on) or interest, if any, on any Security of that series or in the case that written notice of any event which is in fact such an Event of Default, Payment Default, Perpetual Security Default, or Payment Event is received by a Responsible Officer of the Subordinated Trustee at its Corporate Trust Office and such notice references the Securities, the Issuer and this Subordinated Indenture;

(11)           the rights, privileges, protections, immunities and benefits given to the Subordinated Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Subordinated Trustee in each of its capacities hereunder, and to each agent, including, without limitation, the Calculation Agent, custodian and other Person employed to act hereunder;

(12)           before the Subordinated Trustee acts or refrains from acting, the Subordinated Trustee may request that the Issuer or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Subordinated Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(13)           the permissive right of the Subordinated Trustee to take or refrain from taking action hereunder shall not be construed as a duty;

(14)           the Subordinated Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Subordinated Indenture;

(15)           in no event shall the Subordinated Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill or opportunity), whether or not foreseeable, even if the Subordinated Trustee has been advised of the possibility of such loss or damage and regardless of the form of action. The provisions of this Section  6.03(15) shall survive the termination or discharge of this Subordinated Indenture and the resignation or removal of the Subordinated Trustee; and

(16)           the Subordinated Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Subordinated Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, pandemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority and governmental action or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facilities, it being understood that the Subordinated Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under any such circumstances.

Section 6.04.  Not Responsible for Recitals or Issuance of Securities.

The recitals and statements contained herein (except the name, address and jurisdiction of organization of the Subordinated Trustee) and in the Securities (except the Subordinated Trustee’s certificates of authentication) shall be taken as the recitals of and statements of the Issuer, and the Subordinated Trustee for any series of Securities assumes no responsibility for their correctness. The Subordinated Trustee for any series of Securities shall not be responsible for and makes no representations as to the validity or sufficiency of this Subordinated Indenture or of the Securities (except the Subordinated Trustee’s certificates of authentication thereof) of any series. The Subordinated Trustee for any series of Securities shall not be accountable for the use or application by the Issuer or the Guarantor of the Securities or the proceeds thereof. The Subordinated Trustee shall have no duty to ascertain or inquire as to the performance of the Issuer’s covenants in Article Ten hereof or otherwise established by the terms of any Security.

Section 6.05.  May Hold Securities.

The Subordinated Trustee for any series of Securities, any Paying Agent, Security Registrar or any other agent of the Issuer or the Guarantor or such Subordinated Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not such Subordinated Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06.  Money Held in Trust.

Money held by the Subordinated Trustee for any series of Securities (in any of its capacities hereunder, including as Subordinated Trustee, Securities Registrar or Paying Agent) in trust hereunder need not be segregated from other funds except to the extent required by law. The Subordinated Trustee for any series of Securities (in any of its capacities hereunder, including as Subordinated Trustee, Securities Registrar or Paying Agent) shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07.  Compensation and Reimbursement.

The Issuer, failing which (subject to Article Fourteen) the Guarantor, shall:

(1)            pay to the Subordinated Trustee for any series of Securities from time to time such compensation for all services rendered by it hereunder as the Issuer, the Guarantor and the Subordinated Trustee shall mutually agree upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)            except as otherwise expressly provided herein, reimburse the Subordinated Trustee for any series of Securities upon its request for all reasonable expenses, disbursements and advances incurred or made by such Subordinated Trustee in accordance with any provision of this Subordinated Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct (as finally adjudicated in a non-appealable decision by a court of competent jurisdiction); and

(3)            indemnify such Subordinated Trustee for, and to hold it harmless against, any loss, liability or reasonable expense incurred without gross negligence or willful misconduct on its part (as finally adjudicated by a court of competent jurisdiction), arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assented to by the Issuer, any Holder or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Issuer and the Guarantor under this Section, the Subordinated Trustee for any series of Securities shall have a lien prior to the Securities upon all property and funds held or collected by such Subordinated Trustee as such, except funds held in trust for the payment of principal of (or premium, if any, on) or interest, if any on particular Securities.

Without prejudice to any other rights available to the Subordinated Trustee under applicable law, when the Subordinated Trustee incurs expenses (including the reasonable fees and expense of its counsel) or renders services after an Event of Default specified in Section 5.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The rights of the Subordinated Trustee under this Section 6.07 shall survive the resignation or removal of the Subordinated Trustee, the payment in full of the Securities for which it is the Subordinated Trustee, the discharge of this Subordinated Indenture, and the termination hereof. All indemnifications and releases from liability granted hereunder to the Subordinated Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

Section 6.08.  Disqualification; Conflicting Interests.

The Subordinated Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Subordinated Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Subordinated Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series. If the Subordinated Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Subordinated Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Subordinated Indenture.

Section 6.09.  Corporate Subordinated Trustee Required; Different Subordinated Trustees for Different Series; Eligibility.

There shall at all times be a Subordinated Trustee hereunder which shall be:

(1)            a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust power and subject to supervision or examination by Federal or State authority; or

(2)            a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Subordinated Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and which shall have at all times a combined capital and surplus of at least $50,000,000. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Issuer, any other obligor upon the Securities or any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or any other obligor upon the Securities shall serve as Subordinated Trustee for any of the Securities. A different Subordinated Trustee may be appointed by the Issuer for any series of Securities prior to the issuance of such Securities. If the initial Subordinated Trustee for any series of Securities is to be other than Citibank, N.A., the Issuer and such Subordinated Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Subordinated Trustee as Subordinated Trustee for the Securities of such series and shall add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Subordinated Trustees as co-trustees of the same trust and that each such Subordinated Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Subordinated Trustee. If at any time the Subordinated Trustee for the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

Section 6.10.  Resignation and Removal; Appointment of Successor.

(a)            No resignation or removal of the Subordinated Trustee for the Securities of any series and no appointment of a successor Subordinated Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Subordinated Trustee in accordance with the applicable requirements of Section 6.11.

(b)            The Subordinated Trustee for the Securities of any series may resign at any time with respect to the Securities of such series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Subordinated Trustee required by Section 6.11 shall not have been delivered to the Subordinated Trustee for the Securities of such series within 30 days after the giving of such notice of resignation, the resigning Subordinated Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Subordinated Trustee with respect to the Securities of such series.

(c)            The Subordinated Trustee for the Securities of any series may be removed at any time with respect to the Securities of such series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to such Subordinated Trustee and to the Issuer. If the instrument of acceptance by a successor Subordinated Trustee required by Section 6.11 shall not have been delivered to the Subordinated Trustee for the Securities of such series within 30 days after the Act of Holders giving effect to such removal, the Subordinated Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Subordinated Trustee with respect to the Securities of such series.

(d)            If at any time:

(1)            the Subordinated Trustee for the Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 hereof after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, unless the Subordinated Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(2)            Subordinated Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(3)            Subordinated Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Subordinated Trustee or of its property shall be appointed or any public officer shall take charge or control of such Subordinated Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4)            if an administrative or other receiver or an administrator or other similar official is appointed in relation to such Subordinated Trustee, or in relation to the whole or a material part of the assets of such Subordinated Trustee, or an encumbrancer takes possession of the whole or a material part of the assets of such Subordinated Trustee, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of such Subordinated Trustee, or if such Subordinated Trustee shall commence a voluntary case or proceeding under any applicable Bankruptcy Law, or any other case or proceeding to be adjudicated as bankrupt or insolvent, or such Subordinated Trustee shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of such Subordinated Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Issuer by a Board Resolution may remove such Subordinated Trustee or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Subordinated Trustee and the appointment of a successor Subordinated Trustee.

(e)            If the Subordinated Trustee for the Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Subordinated Trustee for the Securities of any series for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Subordinated Trustee with respect to the Securities of such series and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Subordinated Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Subordinated Trustee, the successor Subordinated Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Subordinated Trustee for the Securities of such series and supersede the successor Subordinated Trustee appointed by the Issuer. If no successor Subordinated Trustee for the Securities of such series shall have been so appointed by the Issuer or the Holders and shall have accepted appointment in the manner required by Section 6.11, and if such Subordinated Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Subordinated Trustee with respect to the Securities of such series.

(f)            The Issuer shall give notice of each resignation and each removal of the Subordinated Trustee with respect to the Securities of any series and each appointment of a successor Subordinated Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Subordinated Trustee with respect to the Securities of that series and the address of its Corporate Trust Office.

Section 6.11.  Acceptance of Appointment by Successor.

(a)            Every successor Subordinated Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to the Issuer and to the retiring Subordinated Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Subordinated Trustee shall become effective and such successor Subordinated Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, indemnities and duties of the retiring Subordinated Trustee; but, on the request of the Issuer or the successor Subordinated Trustee, such retiring Subordinated Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Subordinated Trustee all the rights, powers and trusts of the retiring Subordinated Trustee and shall duly assign, transfer and deliver to such successor Subordinated Trustee all property and money held by such retiring Subordinated Trustee hereunder, subject to the lien provided by Section 6.07.

(b)            In case of the appointment hereunder of a successor Subordinated Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Subordinated Trustee and each successor Subordinated Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Subordinated Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer to, and to vest in, each successor Subordinated Trustee all the rights, powers, trusts, indemnities and duties of the retiring Subordinated Trustee with respect to the Securities of that or those series to which the appointment of such successor Subordinated Trustee relates, (ii) if the retiring Subordinated Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts, indemnities and duties of the retiring Subordinated Trustee with respect to the Securities of that or those series as to which the retiring Subordinated Trustee is not retiring shall continue to be vested in the retiring Subordinated Trustee and (iii) shall add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Subordinated Trustees as co-trustees of the same trust and each such Subordinated Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Subordinated Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Subordinated Trustee shall become effective to the extent provided therein and each such successor Subordinated Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, indemnities and duties of the retiring Subordinated Trustee with respect to the Securities of that or those series to which the appointment of such successor Subordinated Trustee relates, subject to the lien provided by Section 6.07; but, on request of the Issuer or any successor Subordinated Trustee, such retiring Subordinated Trustee shall duly assign, transfer and deliver to such successor Subordinated Trustee all property and money held by such retiring Subordinated Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Subordinated Trustee relates, subject to the lien provided by Section 6.07.

(c)            Upon request of any such successor Subordinated Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Subordinated Trustee all such rights, powers, trusts, indemnities and duties referred to in Subsections (a) or (b) of this Section, as the case may be.

(d)            No successor Subordinated Trustee shall accept its appointment unless at the time of such acceptance such successor Subordinated Trustee for the Securities of any series shall be qualified and eligible under this Article.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Subordinated Trustee for the Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Subordinated Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Subordinated Trustee, shall be the successor of such Subordinated Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Subordinated Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Subordinated Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Subordinated Trustee or successor Authenticating Agent had itself authenticated such Securities.

Section 6.13.  Preferential Collection of Claims Against the Issuer.

If and when the Subordinated Trustee for Securities of any series shall be or become a creditor of the Issuer (or any other obligor upon the Securities of such series), the Subordinated Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

Article Seven

HOLDERS LISTS AND REPORTS BY SUBORDINATED TRUSTEE AND ISSUER

Section 7.01.  Issuer to Furnish Subordinated Trustee Names and Addresses of Holders.

With respect to each particular series of Securities, the Issuer will furnish or cause to be furnished to the Subordinated Trustee for the Securities of such series:

(1)            at least semi-annually and, if applicable, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on June 30 and December 31), a list, in such form as such Subordinated Trustee may reasonably require, containing all the information in the possession or control of the Issuer or any of its Paying Agents as to the names and addresses of the Holders of that series as of such dates, excluding from any such list all the information already in the possession or control of the Subordinated Trustee which was received by such Subordinated Trustee acting in any capacity with respect to such series of Securities; and

(2)            at such other times as such Subordinated Trustee or Paying Agent may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list all the information already in the possession or control of the Subordinated Trustee which was received by such Subordinated Trustee acting in any capacity with respect to such series of Securities.

Section 7.02.  Preservation of Information; Communications to Holders.

(a)            The Subordinated Trustee for each series of Securities shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of the Securities of such series contained in the most recent lists furnished to such Subordinated Trustee as provided in Section 7.01 and the names and addresses of Holders of the Securities of such series received by such Subordinated Trustee in its capacity as Security Registrar for such series, if so acting. The Subordinated Trustee for each series of Securities may destroy any list relating to such series of Securities furnished to it as provided in Section 7.01 upon receipt of a new list relating to such series so furnished.

(b)            If three or more Holders of Securities of any particular series (hereinafter referred to as “applicants”) apply in writing to the Subordinated Trustee for the Securities of any such series, and furnish to such Subordinated Trustee reasonable proof that each such applicant has owned a Security of that series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of that series with respect to their rights under this Subordinated Indenture or under the Securities of that series and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Subordinated Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(1)            afford such applicants access to the information preserved at the time by such Subordinated Trustee in accordance with Section 7.02(a); or

(2)            inform such applicants as to the approximate number of Holders of Securities of that series whose names and addresses appear in the information preserved at the time by such Subordinated Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If any such Subordinated Trustee shall elect not to afford such applicants access to that information, such Subordinated Trustee shall, upon the written request of such applicants, mail to each Holder of Securities of that series whose name and address appears in the information preserved at the time by such Subordinated Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to such Subordinated Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, such Subordinated Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of such Subordinated Trustee, such mailing would be contrary to the best interests of the Holders of Securities of that series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, such Subordinated Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise such Subordinated Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)            Every Holder of Securities of each series, by receiving and holding the same, agrees with the Issuer and the Subordinated Trustee for the Securities of such series that none of the Issuer, such Subordinated Trustee or any of their agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Securities of such series in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Subordinated Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

Section 7.03.  Reports by Subordinated Trustee.

(a)            Within 60 days after May 15 of each year commencing with the year following the first issuance of Securities, the Subordinated Trustee for the Securities of each series shall transmit by mail to all Holders of the Securities of such series, in the manner and to the extent provided in Section 313 of the Trust Indenture Act, a brief report dated as of each such May 15 if required by the Trust Indenture Act.

(b)            A copy of each such report shall, at the time of such transmission to Holders of Securities of any series, be filed by the Subordinated Trustee for the Securities of such series with each Stock Exchange, with the Commission and with the Issuer. The Issuer will notify such Subordinated Trustee when such series of Securities is listed on any Stock Exchange.

Section 7.04.  Reports by Issuer.

The Issuer will:

(1)            file with the Subordinated Trustee for the Securities of such series, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with such Subordinated Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)            file with the Subordinated Trustee for the Securities of such series and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer, with the conditions and covenants of this Subordinated Indenture as may be required from time to time by such rules and regulations; and

(3)            transmit by mail to all Holders of Securities of each series, as provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Subordinated Trustee for the Securities of such, series, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; provided that the delivery of such reports, information and documents to the Subordinated Trustee is for informational purposes only and the Subordinated Trustee’s receipt of such shall not constitute notice, constructive or otherwise, of any information contained therein or determinable therefrom, including the Issuer’s compliance with any of its covenants hereunder or under any Securities (as to which the Subordinated Trustee is entitled to rely exclusively on Officers’ Certificates).

Article Eight

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01.  Issuer May Consolidate, Etc., Only on Certain Terms.

So long as any Security remains Outstanding, the Issuer shall not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(1)            the corporation formed by such consolidation or amalgamation or into which the Issuer is merged, or the Person which acquires, leases or is the transferee of or recipient of the conveyance or transfer, of substantially all of the properties and assets of the Issuer as an entirety shall:

(A)            be a corporation or other Person organized and validly existing under the laws of any country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time); and

(B)            expressly assume, by an indenture supplemental hereto, executed and delivered to the Subordinated Trustee for each series of Securities, in form reasonably satisfactory to each such Subordinated Trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or Person is organized (if other than England and Wales),

(i)            the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on, and any sinking fund payment in respect of, all of the Securities,

(ii)           the performance of every covenant of this Subordinated Indenture and of all the Securities on the part of the Issuer to be performed,

(iii)          such assumption shall provide that such corporation or Person shall pay to the Holder of any Securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on such Securities will not be less than the amounts provided for in the Securities to be then due and payable, and

(iv)          with respect to (iii) above such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom, Hong Kong or the country in which any such corporation or Person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations set forth in Section 10.08 in respect of the payment of Additional Amounts as applied to such country);

(2)            immediately after giving effect to such transaction, no Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to any series of Securities, and no event which, after notice or lapse of time or both, would become an Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to any series of Securities, shall have occurred and be continuing; and

(3)            the Issuer or the successor Person has delivered to the Subordinated Trustee for each series of Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture evidencing the assumption by such corporation or Person comply with this Subordinated Indenture and that all conditions precedent provided for in this Subordinated Indenture relating to such transaction have been complied with.

Section 8.02.  Successor Corporation Substituted for Issuer.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is merged or the Person to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Subordinated Indenture with the same effect as if such successor corporation or Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Subordinated Indenture and the Securities.

Section 8.03.  Guarantor May Consolidate, Etc., Only on Certain Terms.

So long as any Security remains Outstanding, the Guarantor shall not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(1)            the corporation formed by such consolidation or amalgamation or into which the Guarantor is merged, or the Person which acquires, leases or is the transferee of or recipient of the conveyance or transfer, of substantially all of the properties and assets of the Guarantor as an entirety shall:

(A)            be a corporation or other Person organized and validly existing under the laws of any country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time); and

(B)            expressly assume, by an indenture supplemental hereto, executed and delivered to the Subordinated Trustee for each series of Securities, in form reasonably satisfactory to each such Subordinated Trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or Person is organized (if other than England and Wales),

(i)            the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on, and any sinking fund payment in respect of, all of the Securities,

(ii)           the performance of every covenant of this Subordinated Indenture and of all the Securities on the part of the Guarantor to be performed,

(iii)          such assumption shall provide that such corporation or Person shall pay to the Holder of any Securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on such Securities will not be less than the amounts provided for in the Securities to be then due and payable, and

(iv)          with respect to (iii) above such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom, Hong Kong or the country in which any such corporation or Person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations set forth in Section 10.08 in respect of the payment of Additional Amounts as applied to such country);

(2)            immediately after giving effect to such transaction, no Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to any series of Securities, and no event which, after notice or lapse of time or both, would become an Event of Default, Payment Default, Perpetual Security Default or Payment Event with respect to any series of Securities, shall have occurred and be continuing; and

(3)            the Guarantor or the successor Person have delivered to the Subordinated Trustee for each series of Securities an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture evidencing the assumption by such corporation or Person comply with this Subordinated Indenture and that all conditions precedent provided for in this Subordinated Indenture relating to such transaction have been complied with.

Section 8.04.  Successor Corporation Substituted for Guarantor.

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 8.03, the successor corporation formed by such consolidation or amalgamation or into which the Guarantor is merged or the Person to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under this Subordinated Indenture with the same effect as if such successor corporation or Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Subordinated Indenture and the Securities.

Section 8.05.  Assumption of Obligations.

With respect to the Securities of any series, any Subsidiary of the Issuer, any successor in business of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company (any of the foregoing, a “successor entity”) may without the consent of any Holder assume the obligations of the Issuer (or any corporation which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of (and premium, if any, on) and interest (including any Deferred Interest), if any, on any series of Securities in accordance with the provisions of such Securities and this Subordinated Indenture and the performance of every covenant of this Subordinated Indenture and such series of Securities on the part of the Issuer to be performed or observed provided, that:

(a)            there is no Event of Default or Payment Default continuing in relation to the relevant series of Securities;

(b)            the successor entity shall expressly assume such obligations by an amendment to the Subordinated Indenture, executed by the Issuer, the Guarantor and such successor entity (if different from the Guarantor), and delivered to the Subordinated Trustee, in form satisfactory to the Subordinated Trustee, and, except where the new principal debtor is the Guarantor or the successor in business or a holding company of the Issuer, the Issuer shall, by amendment to the Subordinated Indenture, unconditionally guarantee (such guarantee shall be given on a subordinated basis consistent with Article Thirteen hereof) all of the obligations of such successor entity under the Securities of such series and the Subordinated Indenture as so modified by such amendment;

(c)            such successor entity shall confirm in such amendment to the Subordinated Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.07 in respect of all the Securities (subject to the exceptions specified therein); provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom and Hong Kong in the definition of “Taxing Jurisdiction”;

(d)            immediately after giving effect to such assumption of obligations, no Event of Default or Payment Default and no event which, after notice or lapse of time or both, would become an Event of Default or Payment Default, shall have occurred and be continuing; and

(e)            the Issuer or the Guarantor, as the case may be, shall have delivered to the Subordinated Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, as the case may be, under this Subordinated Indenture with respect to any such Securities with the same effect as if such successor entity had been named as the Issuer in this Subordinated Indenture (provided, however, that the right of the successor entity to redeem the Securities of the relevant series shall only apply with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor’s jurisdiction of incorporation which occurs after the date of assumption), and the Issuer or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Securities except as provided in clause (a) of this Section 8.05.

If the Issuer makes payment under the guarantee described above, the Issuer shall be required to pay all Additional Amounts, if any, payable pursuant to Section 10.07 in respect of the Securities (subject to the exceptions set forth therein), provided, however, that for purposes of payment by the Issuer under such guarantee, the definition of “Taxing Jurisdiction” shall include the successor entity’s country of organization and the United Kingdom and Hong Kong.

Section 8.06.  Notification of Assumption or Substitution to the Relevant Regulator.

No such assumption or substitution as is referred to in either Section 8.02 or 8.03 shall be effected in relation to any series of Securities, unless the Issuer has notified the Relevant Regulator of its intention to do so prior to the date scheduled therefor and no objection thereto has been raised by the Relevant Regulator or, if required, a Relevant Regulator Consent therefor has been received.

Article Nine

SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Subordinated Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Issuer, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Subordinated Trustee or Subordinated Trustees for the Securities of any or all series, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the relevant Subordinated Trustee or Subordinated Trustees, for any of the following purposes:

(1)            to evidence the succession of another corporation to the Issuer or the Guarantor and the assumption by any such successor of the covenants of the Issuer or the Guarantor herein and contained in the Securities; or

(2)            to add to the covenants of the Issuer or the Guarantor, for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Subordinated Trustee for the Securities of any such series or otherwise secure any such series of the Securities or to surrender any right or power herein conferred upon the Issuer or the Guarantor; or

(3)            to add any additional Events of Default, Payment Defaults, Perpetual Security Defaults or Payment Events with respect to any or all series of Securities (and, if any such Event of Default, Payment Default, Perpetual Security Default or Payment Event applies to fewer than all series of Securities, stating each series to which such Event of Default, Payment Default, Perpetual Security Default or Payment Event applies); provided that any such additional Event of Default, Payment Default, Perpetual Security Default or Payment Event would not cause any such series of Securities to be in default immediately upon any such addition; or

(4)            to change or eliminate any restrictions on the payment of principal of or any premium or interest on Securities or to provide (subject to applicable laws) for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

(5)            to change or eliminate any of the provisions of this Subordinated Indenture; provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)            to evidence and provide for the acceptance of appointment hereunder of a Subordinated Trustee, other than Citibank, N.A., for a series of Securities and to add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, pursuant to the requirements of Section 6.09; or

(7)            to evidence and provide for the acceptance of appointment hereunder by a successor Subordinated Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Subordinated Trustee, pursuant to the requirements of Section 6.11(b); or

(8)            to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, with such other conditions, limitations and restrictions thereafter to be observed; or

(9)            to supplement any of the provisions of this Subordinated Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.01; provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(10)           to add to or change or eliminate any provisions of this Subordinated Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act or any rules and regulations of the Commission; or

(11)           to cure any ambiguity or defect, to correct or amend or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Subordinated Indenture; provided, that any such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect; or

(12)           to make any change to conform the provisions contained herein, in any supplemental indenture or in the Securities of any series or the related Guarantee, to the description of the notes and the Guarantee contained in the related prospectus, prospectus supplement or similar document with respect to the offering of the Securities of such series;

(13)           to establish the terms of a series of Securities to be issued hereunder pursuant to, and in accordance with, Section 3.01; or

(14)           to reflect a Permitted Variation.

Section 9.02.  Supplemental Subordinated Indentures With Consent of Holders.

The Issuer, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Subordinated Trustee or Subordinated Trustees for the Securities of any or all series may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Indenture or of modifying in any manner the rights of the Holders of such Securities under this Subordinated Indenture, but only with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Issuer and the Subordinated Trustee for Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)            change the Stated Maturity, if any, of the principal of, or any installment of principal of or interest on, any Security, or change the terms of any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities to include a Stated Maturity of the principal amount thereof, or reduce the principal amount thereof or the rate of interest thereon, if any, or any Deferred Interest or any premium or principal payable upon the redemption thereof, or change any obligation of the Issuer or the Guarantor to pay additional amounts pursuant to Sections 5.16 and 10.07 (except as contemplated by Section 8.01 and permitted by Section 9.01(1)) or reduce the amount of the principal of a Discounted Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where any Security or the interest or Deferred Interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, if any, thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the Redemption Date); or

(2)            reduce the percentage in aggregate principal amount of the Outstanding Securities of any particular series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Subordinated Indenture or certain defaults hereunder and their consequences that is provided for in this Subordinated Indenture; or

(3)            change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 10.02;

(4)            modify any of the provisions of this Section or Sections 5.13 or 10.07, except to increase any specified percentage in aggregate principal amount required for any actions by Holders or to provide that certain other provisions of this Subordinated Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security with respect to changes in the references to “the Subordinated Trustee” and concomitant changes in this Section and Sections 5.12 or 10.06, or the deletion of this proviso, in accordance with the requirements of Sections 6.09, 6.11(b), 9.01(6) and 9.01(7); or

(5)            change in any manner adverse to the interests of the Holders of any Outstanding Securities the subordination provisions of such Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Subordinated Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Subordinated Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Subordinated Indenture, the Subordinated Trustee for any series of Securities shall be entitled to receive, and (subject to Section 6.01 and 6.03) shall be fully protected in relying upon, (i) an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Subordinated Indenture, (ii) a copy of the Board Resolution, certified by the company secretary or a deputy or assistant company secretary of the Issuer, authorizing the execution of such supplemental indenture and (iii) if such supplemental indenture is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Subordinated Trustee of the consent of Holders required to consent thereto. The Subordinated Trustee for any series of Securities may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9.01(6) or (7); provided that the Subordinated Trustee’s rights, liabilities, duties or immunities are not materially and adversely affected) be obligated to, enter into any such supplemental indenture which affects such Subordinated Trustee’s own rights, liabilities, duties or immunities under this Subordinated Indenture or otherwise.

Section 9.04.  Effect of Supplemental Subordinated Indentures.

Upon the execution of any supplemental indenture under this Article, this Subordinated Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Subordinated Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Conformity With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.  Reference in Securities to Supplemental Subordinated Indentures.

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Subordinated Trustee for the Securities of such series, bear a notation in form approved by such Subordinated Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Subordinated Trustee for the Securities of such series and the Board of Directors of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and such Securities may be authenticated and delivered by such Subordinated Trustee for the Securities of such series in exchange for Outstanding Securities of such series.

Section 9.07.  Notification of Modification or Supplemental Indenture to Relevant Regulator.

No such modification shall be effected in relation to any series of Securities, unless the Issuer has notified the Relevant Regulator of its intention to do so prior to the date scheduled therefor and no objection thereto has been raised by the Relevant Regulator or, if required, a Relevant Regulator Consent has been received.

Article Ten

COVENANTS

Section 10.01.  Payment of Principal (and Premium, if any) and Interest and Deferred Interest, if any.

The Issuer agrees, for the benefit of each particular series of Securities, that it will duly and punctually pay the principal of, and premium, if any, on and interest and Deferred Interest, if any, on that series of Securities in accordance with the terms of the Securities of such series and this Subordinated Indenture.

Section 10.02.  Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan, The City of New York, and in each Place of Payment for the Securities of a series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer with respect to the Securities of that series and this Subordinated Indenture may be served. The Issuer will give prompt written notice to the Subordinated Trustee for the Securities of that series of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Subordinated Trustee for the Securities of that series with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of such Subordinated Trustee, and the Issuer hereby appoints the Subordinated Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside a Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Issuer will give prompt written notice to the Subordinated Trustee for the Securities of each series so affected of any such designation or rescission and of any change in the location of any such office or agency.

Section 10.03.  Money for Securities Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to any particular series of Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest and Deferred Interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Subordinated Trustee for the Securities of such series of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any particular series of Securities, the Issuer will, prior to 10:00 a.m. in the applicable Place of Payment on each due date of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum sufficient to pay the principal (and premium, if any) and interest and, subject to Section 3.07, Deferred Interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Subordinated Trustee for the Securities of such series) the Issuer will promptly notify such Subordinated Trustee of its action or failure so to act; provided that, to the extent such deposit is received by the Paying Agent after 10:00 a.m. in the applicable Place of Payment, on any such due date, such deposit will be deemed deposited on the next Business Day.

The Issuer will cause each Paying Agent (other than the Subordinated Trustee) for any particular series of Securities to execute and deliver to such Subordinated Trustee an instrument in which such Paying Agent shall agree with such Subordinated Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)            hold all sums held by it for the payment of the principal of (or premium, if any, on) or interest or Deferred Interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)            give such Subordinated Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on Securities of that series; and

(3)            at any time during the continuation of any such default, upon the written request of such Subordinated Trustee, forthwith pay to such Subordinated Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Subordinated Indenture or for any other purpose, pay, or by an Issuer Order direct any Paying Agent to pay, to the Subordinated Trustee for the Securities of any series all sums held in trust by the Issuer or such Paying Agent, such sums to be held by such Subordinated Trustee upon the same trusts as those upon which sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to such Subordinated Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Subordinated Trustee or any Paying Agent for the Securities of any series or then held by the Issuer in trust for the payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any Securities of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest and Deferred Interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Issuer, on an Issuer Request, or (if then held by the Issuer) shall be discharged from such trusts; and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantor for payment thereof, and all liability of such Subordinated Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that such Subordinated Trustee or such Paying Agent, before being required to make any such repayment shall give notice to the Holder of such Security in the manner set forth in Section 1.06 that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law be repaid to the Issuer; provided, further, that the Subordinated Trustee or such Paying Agent shall give written notice of any such unclaimed amounts to the Issuer within 30 days after the end of such two-year period.

In acting hereunder and in connection with the Securities, the Paying Agent shall act solely as agent of the Issuer, and will not thereby assume any obligations towards or relationship of agency of trust for or with any Holder.

Section 10.04.  Statements as to Compliance.

The Issuer and the Guarantor will deliver to the Subordinated Trustee for each series of Securities, within four months after the end of each fiscal year ending after the date hereof, an Officers’ Certificate (one of the signers of which, in respect of the Guarantor, shall be the chief executive officer, treasurer or finance director of the Guarantor) stating whether or not, to the knowledge of such officers, after due investigation, the Issuer or the Guarantor, as the case may be, has complied with all conditions and covenants and fulfilled all of its obligations under this Subordinated Indenture during such year and, if such officers have obtained knowledge of any default or Event of Default, specifying all such defaults or Events of Default and the nature and status thereof of which such officers may have knowledge and whether any such default or Event of Default is continuing or not.

For purposes of this Section, such compliance or fulfillment shall be determined without regard to any period of grace or requirement of notice provided under this Subordinated Indenture.

The Issuer and the Guarantor shall deliver to the Subordinated Trustee, as soon as possible and in any event within five days after the Issuer or the Guarantor, as the case may be, becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the nature and status of such Event of Default.

Section 10.05.  Corporate Existence.

Subject to Article Eight, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06.  Waiver of Certain Covenants.

The Issuer and the Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.02 and 10.05 and any other covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, if before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantor and the duties of the Subordinated Trustee and the Paying Agent for the Securities of each series with respect to any such covenant or condition shall remain in full force and effect.

Section 10.07.  Payment of Additional Amounts.

Unless otherwise provided in the Board Resolution or supplemental indenture pursuant to Section 3.01 establishing the terms of a particular series of Securities, all payments of principal (and premium, if any) and interest and Deferred Interest, if any by or on behalf of the Issuer or the Guarantor in respect of any Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or Hong Kong, or any political sub-division of, or any authority of, or in, the United Kingdom or Hong Kong having power to tax (the “Taxing Jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer or the Guarantor, as the case may be, will in respect of payments of principal (and premium, if any) and interest and Deferred Interest, if any pay such additional amounts on the Security as shall be necessary in order that the net amount received by the Holder of the Security after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Security in the absence of any requirements to make such presented for withholding or deduction (“Additional Amounts”), except that no such Additional Amounts shall be payable in relation to any Security:

(1)            presented for payment by, or on behalf of, a Holder who is liable for such taxes, duties or governmental charges in respect of such Security by reason of his having some connection with the Taxing Jurisdiction other than the mere holding of such Security; or

(2)            presented for payment by, or on behalf of, a Holder who would be able to avoid such withholding or deduction by complying with any statutory requirements (including, but not limited to, obtaining and/or presenting any form of certificate) or by mailing a declaration or any other statement or claim for exemption (including, but not limited to, a declaration of nonresidence), but fails to do so; or

(3)            presented for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the Security for payment on such thirtieth day assuming that day to have been a Payment Day.

No Additional Amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any on any such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of any such Security.

Whenever in this Subordinated Indenture there is mentioned, in any context, the payment of the principal of (or premium, if any, on) or interest, if any, or Deferred Interest (or, with respect to the Perpetual Subordinated Capital Securities, any other payments), if any on any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in the terms of such Securities and this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

If the Securities of a series provide for the payment of Additional Amounts as contemplated by Section 3.01(16), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest and Deferred Interest, if any, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer and the Guarantor will furnish the Subordinated Trustee for that series of Securities with an Officers’ Certificate instructing such Subordinated Trustee whether such payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on the Securities of that series shall be made to Holders of Securities of that series without withholding for or on account of any tax, assessment, duty or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or the Guarantor, as the case may be, will pay to the Subordinated Trustee for such series of Securities such Additional Amounts as may be required pursuant to the terms applicable to such series. The Issuer and the Guarantor, jointly and severally, covenant to indemnify the Subordinated Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10.07 or the failure to provide any such Officers’ Certificate. The obligations contained in the immediately preceding sentence of the Issuer and the Guarantor shall survive payment of all of the Securities, the satisfaction and discharge of this Subordinated Indenture, and the resignation or removal of the Subordinated Trustee or any Paying Agent for such series of Securities.

Section 10.08.  Calculation of Original Issue Discount.

The Issuer shall deliver to the Subordinated Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the U.S. Internal Revenue Code of 1986, as amended from time to time.

Section 10.09.  Dividend and Capital Restriction

From and including an Optional Interest Payment Date on which the Issuer does not make payment in full of all interest payments to be paid on such date, or any Interest Payment Date on which the Issuer Solvency Condition is not satisfied, the Issuer will not (a) declare or pay a dividend or distribution or make any other payment on any Issuer Parity Securities or Issuer Junior Securities (other than (i) a final dividend declared by the Issuer with respect to the Issuer Ordinary Shares prior to the date that the decision to defer such interest payment is made or (ii) a payment made by one of the Issuer’s wholly-owned Subsidiaries to another wholly-owned Subsidiary or directly to the Issuer), or (b) redeem, purchase or otherwise acquire any Issuer Parity Securities or Issuer Junior Securities, either (y) (in the case of Perpetual Subordinated Debt Securities and Dated Subordinated Debt Securities) in each case unless or until all Deferred Interest and/or, as the case may be, arrears of interest have been received and (in the case of Perpetual Subordinated Debt Securities) no other payment of Deferred Interest or, (in the case of Dated Subordinated Debt Securities) arrears of interest remains unsatisfied or (z) (in the case of Perpetual Subordinated Capital Securities) in each case unless or until the interest (but excluding Deferred Interest, if any) otherwise due and payable on the Perpetual Subordinated Capital Securities during the next twelve months is duly set aside and provided for or paid in full.

For the purposes of the foregoing provisions, the payment (or declaration of payment) of a dividend or distribution on Issuer Parity Securities or Issuer Junior Securities shall be deemed to include the making of any interest, coupon or dividend payment (or payment under any guarantee in respect thereof) and the redemption, purchase or other acquisition of such securities (save where the funds used to redeem, purchase or acquire those securities are derived from an issue of Issuer Parity Securities or Issuer Junior Securities (i) made at any time within the six-month period prior to the time of such redemption, purchase or acquisition, and (ii) with the same or junior ranking on a return of assets on a winding up or in respect of a distribution or payment of interest, coupons or dividends and/or any other amounts thereunder as those securities being redeemed, purchased or acquired). The Subordinated Trustee shall be entitled to rely on a written certificate signed by two of the Issuer’s directors as to whether the redemption, purchase or acquisition falls within the exception set out above and such certificate shall, in the absence of clear error, be conclusive and binding on the Issuer and the Holders of the Securities.

Article Eleven

REDEMPTION OR VARIATION OF SECURITIES

Section 11.01.  Applicability of This Article.

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by the terms of any such Securities shall be made in accordance with such terms and (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) this Article; provided, however, that if any of the terms of any such Securities shall conflict with any provision of this Article, the terms of such Securities shall govern; and provided, further, that the option or obligation of the Issuer to redeem any Securities on any Redemption Date shall be subject to any consent required of the Relevant Regulator having been obtained and subject also in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities to the Issuer Solvency Condition being satisfied on any such Redemption Date and such other requirements as may be established pursuant to a Board Resolution or supplemental indenture executed pursuant to Section 3.01 with respect to such series.

Section 11.02.  Election to Redeem; Notice to Subordinated Trustee.

The election of the Issuer to redeem any Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer of less than all of the Securities of any particular series, the Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Subordinated Trustee for the Securities of such series), notify the Subordinated Trustee for the Securities of such series by an Issuer Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed.

In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Subordinated Indenture, the Issuer shall furnish the Subordinated Trustee for Securities of such series with an Officers’ Certificate evidencing compliance with such restriction.

In the case of any redemption of Securities of any series pursuant to Sections 11.08 or 11.09, the Issuer shall furnish the Subordinated Trustee for Securities of such series with an Officers’ Certificate and an Opinion of Counsel confirming that the Issuer is entitled to exercise the right of redemption.

Section 11.03.  Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Issuer may select the series to be redeemed, and if less than all of the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected by the Issuer not more than 45 days prior to the Redemption Date from the Outstanding Securities of that series not previously called for redemption, by, (i) if the Securities are listed on any Stock Exchange, in compliance with the requirements of the principal Stock Exchange on which the Securities are listed, (ii) on a pro rata basis to the extent practicable or (iii) to the extent that selection on a pro rata basis is not practicable by lot or such other method as the Subordinated Trustee for the Securities of such series shall deem fair and appropriate.

The Issuer shall promptly notify in writing the Subordinated Trustee for the Securities of such series selected for redemption and, in the case of any Securities of a series selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Subordinated Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04.  Notice of Redemption.

Unless otherwise specified in the Securities of a series, notice of redemption shall be given in the manner provided in Section 1.06 not later than 10 days and not earlier than 60 days (or in the case of partial redemption 45 days) prior to the Redemption Date, to each Holder of Securities to be redeemed and, with respect to the Perpetual Subordinated Capital Securities, the Subordinated Trustee, the Calculation Agent and any Paying Agent of such series. A notice or redemption relating to a series of Perpetual Subordinated Capital Securities or Perpetual Subordinated Debt Securities shall be irrevocable.

All notices of redemption shall state:

(1)            the Redemption Date;

(2)            the Redemption Price;

(3)            if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of a partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(4)            that, on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(5)            the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(6)            that the redemption is for a sinking fund, if such is the case; and

(7)            the Common Code(s), CUSIP number(s) and ISIN, if any, with respect to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Subordinated Trustee for such Securities in the name and at the expense of the Issuer.

Section 11.05.  Deposit of Redemption Price.

Subject in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities to the Issuer Solvency Condition being satisfied on or prior to such Redemption Date, on or prior to any Redemption Date, and subject to any consent required from the Relevant Regulator having been obtained, the Issuer shall deposit with the Subordinated Trustee for the Securities to be redeemed (or, if the Issuer is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the principal amount (or, if the context so requires, lesser amount in the case of Discounted Securities) of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, and, subject to Section 3.07, Deferred Interest, if any, on all the Securities which are to be redeemed on that date.

Section 11.06.  Securities Payable on Redemption Date.

(a)            Notice of redemption having been given as aforesaid, subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, to the Issuer Solvency Condition being satisfied and such other requirements as may be set out in the terms for a series being satisfied, and to any consent required of the Relevant Regulator having been obtained, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price), such Securities shall cease to bear interest. Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Issuer at the Redemption Price; provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest on Securities whose Stated Maturity, if any, is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (or, if the context shall so require, lesser amount in the case of Discounted Securities) thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Discounted Securities, the yield to Maturity, if any, set forth therein).

(b)            A determination to postpone the Redemption Date in respect of such Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities will be made not later than the Business Day prior to the initially scheduled Redemption Date, and notice thereof will be given to Holders of the affected Securities. Notice of a new Redemption Date in respect of such Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities will be given to Holders not less than 30 nor more than 60 days prior to the newly selected Redemption Date.

Section 11.07.  Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Issuer, the Subordinated Trustee or the Security Registrar for such Security so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Subordinated Trustee and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute and upon Issuer Request such Subordinated Trustee shall authenticate and deliver to the Holder of such Security, without service charge but at the expense of the Issuer, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that, if a global Security is so surrendered, the Issuer shall execute, and upon Issuer Request the Subordinated Trustee shall authenticate and deliver to the Depositary for such global Security, without service charge but at the expense of the Issuer, a new global Security of like tenor in a denomination equal to and in exchange for the unredeemed portion of the principal amount of the global Security so surrendered.

Section 11.08.  Tax Event Redemption.

(a)            The Securities of any series may be redeemed, subject to any other terms set forth herein and in the Board Resolution or supplemental indenture pursuant to Section 3.01 and in such Securities, and subject, in the case of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities of any series, to the Issuer Solvency Condition being satisfied, as a whole but not in part, at the option of the Issuer, upon not less than 30 nor more than 60 days’ notice to the Subordinated Trustee for such series of Securities and the Holders of such Securities in writing, at a Redemption Price equal to 100% of the principal amount thereof (or, if the context so requires, such lesser amount in the case of Discounted Securities) (and premium, if any, thereon), together with accrued and unpaid interest for the then current period and Deferred Interest, if any, thereon to, but excluding, the Redemption Date. Any such notice of redemption shall be irrevocable.

Prior to the redemption of any series of Securities following the occurrence of a Tax Event, the Issuer shall be required, before it gives a notice of redemption, to deliver to the Subordinated Trustee an Officers’ Certificate stating that all conditions precedent to such redemption have been complied with and an Opinion of Counsel concluding that in the opinion of such counsel a Tax Event has occurred and the Issuer is entitled to exercise its right of redemption in accordance with the terms of the Securities.

If the Issuer provides an Opinion of Counsel in the appropriate jurisdiction, dated as of the date of the relevant event referred to in the preceding paragraph, that no obligation to pay any Additional Amount aforesaid arises, then that Opinion of Counsel shall be final and binding, solely for purposes of such paragraph, on the Issuer, the Subordinated Trustee and the Holders of the Securities of any such series as to the law of the relevant jurisdiction at the date of such Opinion of Counsel.

The rights of the Issuer to redeem the Dated Subordinated Debt Securities, the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities of any series, upon the occurrence of a Tax Event occurring as a result of a Tax Law Change, will be subject to any conditions (including the Relevant Regulator consenting to such redemption in the form of the grant of a waiver) specified in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such Securities being satisfied.

(b)            In relation to a series of Dated Subordinated Debt Securities, except as otherwise indicated to the Issuer by the Relevant Regulator, the Issuer may not redeem the Securities upon the occurrence of a Tax Event prior to the fifth anniversary of the issue date of the Securities unless such redemption is funded out of the proceeds of a new issuance of capital of the same or higher quality than the relevant Securities.

Section 11.09.  Regulatory Event Redemption.

(a)            Subject to the Issuer Solvency Condition being satisfied (in relation to the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities) on and immediately following any applicable date set for redemption and the Regulatory Capital Requirement on and immediately following any applicable date set for redemption, if a Regulatory Event is deemed to have occurred the Securities of any series may be redeemed, in whole but not in part, at the option of the Issuer, upon not more than 60 days’ nor less than 30 days’ prior notice to the Holders of such Securities, at a Redemption Price equal to 100% of the principal amount thereof (and premium, if any, thereon), or such other Redemption Price as may be specified in the applicable Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of the relevant series of Securities, together with accrued interest, if any, and any Deferred Interest, if applicable, thereon to the date set for redemption.

(b)            The rights of the Issuer to redeem the Securities of any series, upon the occurrence of a Regulatory Event, will be subject to any conditions (including the Relevant Regulator consenting to such redemption in the form of the grant of a waiver) specified in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 hereof establishing the terms of such Securities being satisfied.

(c)            In the case of redemption upon the occurrence of a Regulatory Event, the Issuer shall be required, before it gives a notice of redemption, to deliver to the Subordinated Trustee an Officers’ Certificate confirming that all conditions precedent to such redemption have been complied with.

(d)            In relation to a series of Dated Subordinated Debt Securities, if and to the extent required by the Capital Regulations applicable in relation to Tier 2 Capital, and except as otherwise indicated to the Issuer or the Guarantor by the Relevant Regulator, the Issuer may not redeem the Securities upon the occurrence of a Regulatory Event prior to the fifth anniversary of the issue date of the Securities unless such redemption is funded out of the proceeds of a new issuance of capital of the same or higher quality as the relevant Securities.

Section 11.10.  Early Redemption – Relevant Regulator Consent.

Securities may only be redeemed by the Issuer as provided under Article Eleven of this Subordinated Indenture if the Issuer (a) has notified the Relevant Regulator of its intention to do so prior to the Issuer becoming committed to the proposed redemption and no objection thereto has been raised by the Relevant Regulator or, if required, the Relevant Regulator has consented prior to the Issuer becoming committed to the proposed redemption and (b) redeems such Securities only if, when and to the extent not prohibited by the Capital Regulations.

Section 11.11.  Repurchases of Securities.

Except as otherwise indicated by the Relevant Regulator to the Issuer, (a) the Issuer shall not, and the Issuer shall procure that no related party over which the Issuer exercises control or significant influence shall, purchase any Securities and (b) the Issuer shall not directly or indirectly fund the purchase of any Securities.

Section 11.12.  Permitted Variation.

If so specified with respect to the Securities of a series pursuant to Section 3.01, the terms of such Securities shall be subject to a Permitted Variation in accordance with their terms and this Section 11.12. Unless otherwise provided under Section 3.01 with respect to any series of Securities, the election of the Issuer to enter into a Permitted Variation with respect to any Securities shall be evidenced by or pursuant to a Board Resolution. Notice of a Permitted Variation shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the date fixed for such variation to become effective to each Holder of Securities of such series. All such notices shall state:

(1)            the date as of which such variation is intended to become effective;

(2)            a description of the changes to be made to such Securities;

(3)            the Place of Payment where such Securities are to be surrendered in exchange for the Securities as varied, if new forms of securities are to be issued in connection therewith;

(4)            the CUSIP number or numbers, the Common Code, or the ISIN, if any, with respect to such Securities; and

(5)            any other information required by any Stock Exchange where such Securities are then listed or quoted or otherwise required by applicable law.

Notice of variation of Securities shall be given by the Issuer or, at the Issuer’s written request, by the Subordinated Trustee in the name and at the expense of the Issuer provided the Subordinated Trustee has received such notice at least five Business Days prior to the last date such notice can be sent to the Holders.

Any Permitted Variation will be reflected in a supplemental indenture entered into pursuant to Section 9.01 of this Subordinated Indenture.

Article Twelve

SINKING FUNDS

Section 12.01.  Applicability of This Article.

Redemption of Securities of any series through operation of a sinking fund as permitted or required by the terms of any such Securities shall be made in accordance with such terms and (except as otherwise specified pursuant to Section 3.01 with respect to Securities of such series) this Article; provided, however, that if any of the terms of any such Securities shall conflict with any provision of this Article, the terms of such Securities shall govern; and provided, further, that the option or obligation of the Issuer to make any sinking fund payment with respect to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities shall be subject to the Issuer Solvency Condition being satisfied and to any consent required of the Relevant Regulator having been obtained.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series.

Section 12.02.  Satisfaction of Sinking Fund Payments With Securities.

The Issuer (i) may deliver Outstanding Securities of a series (other than any Securities previously called for redemption) and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Subordinated Trustee for such Securities at the principal amount thereof (or, if the context so requires, such lesser amount in the case of Discounted Securities) and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03.  Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for any particular series of Securities (or such shorter period as shall be satisfactory to the Subordinated Trustee for the Securities of such series), the Issuer will deliver to the Subordinated Trustee for the Securities of such series an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of that series and except as provided in Sections 3.11(b), 3.11(d) and 3.11(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to such Subordinated Trustee any Securities to be so delivered. The Issuer or the Subordinated Trustee for the Securities of such series shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.05, 11.06 and 11.07.

Article Thirteen

SUBORDINATION OF SECURITIES

Section 13.01.  Securities Subordinate to Certain Creditors; Definition of Relative Rights.

(a)            General. The Issuer covenants and agrees, and each Holder of Securities of each series, by his acceptance thereof, likewise covenants and agrees, that, to the extent expressly provided in this Subordinated Indenture or in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of a series of Securities, the Securities of each series shall constitute direct, unsecured and unconditional obligations of the Issuer, ranking equally and ratably without any preference among themselves and, in the event of the bankruptcy or winding up or liquidation of the Issuer, the claims of the Holders thereof shall be subordinate to, and subject in right of payment to, the prior payment in full of, all claims of the Issuer Senior Creditors with respect to such Securities as described herein (or in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of such series of Securities), without any preference among themselves. To the extent and in the manner set forth herein or in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of such series of Securities, the indebtedness represented by any of the Securities and the payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any of the Securities and any payment in connection with any applicable sinking fund or redemption provisions or the payment of any other sums due on any such Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, to all claims of Issuer Senior Creditors with respect to such series and, with respect to any Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, conditional upon the Issuer Solvency Condition being satisfied as described in paragraph (b) of this Section.

(b)            No payment of principal, premium, if any, interest, if any, or Deferred Interest, if any, or in connection with any sinking fund or redemption provision in respect of any of the Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, and no purchase of any of the Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, beneficially by or for the account of the Issuer or any Subsidiary of the Issuer shall be made unless two members of the Board of Directors of the Issuer or the Auditors or (if the Issuer is in bankruptcy, winding up or liquidation in England and Wales) the liquidator of the Issuer shall have reported to the Subordinated Trustee in writing within 14 days before such payment or within six months before such redemption or purchase that in their or, as the case may be, his opinion the Issuer Solvency Condition would be satisfied both immediately before and immediately after such payment, redemption or purchase. Any such report shall, in the absence of manifest error, be treated and accepted by the Issuer, the Subordinated Trustee, and the Holders of any of the Securities as correct and sufficient evidence of such satisfaction of the Issuer Solvency Condition.

(c)            Subordination of Dated Subordinated Debt Securities. The rights and claims of the Holders of any series of Dated Subordinated Debt Securities are subordinated to Issuer Senior Creditors with respect to such Securities, or any other subordinated debt securities of the Issuer not expressed to rank equally with or junior to such Securities.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the claims of Holders of Dated Subordinated Debt Securities will rank at least pari passu with the obligations of the Issuer pursuant to the Legacy Tier 2 Notes for so long as such Legacy Tier 2 Notes are outstanding and all other of the Issuer’s obligations that constitute, or would but for any applicable limitation on the amount of such capital constitute, Subordinated Tier 2 Capital and in priority to the obligations of Issuer pursuant to the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities issued by the Issuer, and all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital, and in priority to the claims of holders of all classes of the share capital of the Issuer.

In the event of the bankruptcy, winding up or liquidation of the Issuer, if the amounts payable with respect to the Dated Subordinated Debt Securities and any claims ranking pari passu with any such Securities are not paid in full, the Holders of any such Securities and holders of other claims ranking pari passu with any such Securities shall share ratably in any distribution of the assets of the Issuer in proportion to the respective amounts to which they are entitled.

(d)            Subordination of Perpetual Subordinated Debt Securities. The rights and claims of the Holders of any series of Perpetual Subordinated Debt Securities are subordinated to Issuer Senior Creditors with respect to such Securities, including claims of any Holders of Dated Subordinated Debt Securities or any other subordinated debt securities of the Issuer not expressed to rank equally with or junior to the Perpetual Subordinated Debt Securities.

Except in a bankruptcy, winding up, liquidation or, if the Relevant Regulator has indicated in writing that it has no objection to such payment, any payments of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Perpetual Subordinated Debt Securities of any series are conditional upon the Issuer Solvency Condition being satisfied both immediately before and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of any series of such debt securities and neither the Issuer nor any of its Subsidiaries may redeem or repurchase any of the debt securities of any such series except to the extent that the Issuer would meet the Regulatory Capital Requirement and satisfy the Issuer Solvency Condition both immediately before and immediately after any such payment, redemption or repurchase.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the claims of Holders of Perpetual Subordinated Debt Securities will rank at least pari passu with the obligations of the Issuer pursuant to the Legacy Tier 2 Notes for so long as such Legacy Tier 2 Notes are outstanding and all other of the Issuer’s obligations that constitute, or would but for any applicable limitation on the amount of such capital constitute, Subordinated Tier 2 Capital and in priority to the obligations of Issuer pursuant to the Perpetual Subordinated Capital Securities issued by the Issuer, and all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital, and in priority to the claims of holders of all classes of the share capital of the Issuer.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the amount that shall be payable with respect to the Perpetual Subordinated Debt Securities of each series shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if, on the day immediately prior to the commencement of any such bankruptcy, winding up or liquidation and thereafter, the Holders of such Perpetual Subordinated Debt Securities were the holders of the Issuer’s preferred or preference shares having a preferential right to a return of assets in any such bankruptcy, winding up or liquidation over the holders of all issued classes of share capital for the time being and any notional class of shares in the Issuer’s capital by reference to which the claims of any Person in the Issuer’s winding up are to be determined (other than any notional class of shares of equal seniority with such shares), assuming that such preferred or preference shares were entitled (to the exclusion of other rights or privileges) to receive as a return of capital in such bankruptcy, winding up or liquidation an amount equal to the principal amount of the Perpetual Subordinated Debt Securities of such series then Outstanding together with premium, if any, and interest accrued to the date of repayment, if any, and Deferred Interest to the extent provided pursuant to Section 3.01. In the event such amounts and any claims ranking pari passu are not paid in full, the Holders of such Securities and claims will share ratably in any such distribution of the assets of the Issuer in proportion to the respective amounts to which they are entitled.

(e)            Subordination of Perpetual Subordinated Capital Securities. The rights and claims of the Holders of any series of Perpetual Subordinated Capital Securities are subordinated to Issuer Senior Creditors with respect to such Securities, including claims of any Holders of Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or any other subordinated debt securities of the Issuer not expressed to rank equally with or junior to the Perpetual Subordinated Capital Securities.

Except in a bankruptcy, winding up, liquidation or, if the Relevant Regulator has indicated in writing that it has no objection to such payment, any payments of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Perpetual Subordinated Capital Securities of any series are conditional upon the Issuer Solvency Condition being satisfied immediately before and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of any series of such debt securities and neither the Issuer nor any of its Subsidiaries may redeem or repurchase any of the debt securities of any such series except to the extent that the Issuer would meet the Regulatory Capital Requirement and the Issuer Solvency Condition would be satisfied both immediately before and immediately after any such payment, redemption or repurchase.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the claims of Holders of Perpetual Subordinated Capital Securities will rank at least pari passu with all other of the Issuer’s obligations that constitute, or would but for any applicable limitations on the amount of such capital constitute, Tier 1 Capital and in priority to the claims of holders of all classes of the Issuer’s share capital.

In the event of the bankruptcy, winding up or liquidation of the Issuer, the amount that shall be payable with respect to the Perpetual Subordinated Capital Securities of each series shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if, on the day immediately prior to the commencement of any such bankruptcy, winding up or liquidation and thereafter, the Holders of such Perpetual Subordinated Capital Securities were the holders of preferred or preference shares in the capital of the Issuer having a preferential right to a return of assets in the winding up over the holders of all issued classes of share capital of the Issuer (but, unless otherwise specified in the applicable Board Resolutions or supplemental indentures executed pursuant to Section 3.01 with respect to the relevant series of Perpetual Subordinated Capital Securities, pari passu with the holders of the Issuer’s most senior ranking class of issued preferred or preference shares, if any, except to the extent such preferred or preference shares represent claims of Issuer Senior Creditors), assuming that such preferred or preference shares were entitled (to the exclusion of other rights or privileges) to receive as a return of capital in such bankruptcy, winding up or liquidation an amount equal to the principal amount of the Perpetual Subordinated Capital Securities of such series then Outstanding together with premium, if any, interest accrued to the date of repayment, if any, and Deferred Interest to the extent provided for pursuant to Section 3.01. In the event such amounts and any claims ranking pari passu are not paid in full, the Holders of such Securities and claims will share ratably in any such distribution of the assets of the Issuer in proportion to the respective amounts to which they are entitled.

(f)            Order of Payment. In the event of the bankruptcy, winding up or liquidation of the Issuer, all amounts in respect of any of the Securities issued by the Issuer paid to the Subordinated Trustee for the Securities of any series by the applicable liquidator of the Issuer in the bankruptcy, winding up or liquidation of the Issuer shall be held by such Subordinated Trustee upon trust and applied by the Subordinated Trustee:

(1)            firstly, for payment or satisfaction of the costs, charges, expenses (including reasonable counsel fees) and liabilities incurred by such Subordinated Trustee and its agents and attorneys in or about the execution of the trusts of these presents (including all amounts due and payable pursuant to Section 6.07);

(2)            secondly, for payment of claims of all Issuer Senior Creditors with respect to Dated Subordinated Debt Securities in the bankruptcy, winding up or liquidation of the Issuer to the extent that such claims are admitted to proof in the bankruptcy, winding up or liquidation (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the bankruptcy, winding up or liquidation;

(3)            thirdly, for payment pari passu and ratably of the amounts owing on or in respect of all Dated Subordinated Debt Securities of any such series issued hereunder by the Issuer;

(4)            fourthly, for the payment of claims of all Issuer Senior Creditors with respect to Perpetual Subordinated Debt Securities in the bankruptcy, winding up or liquidation of the Issuer to the extent that such claims are admitted as proof in the bankruptcy, winding up or liquidation (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the bankruptcy, winding up or liquidation;

(5)            fifthly, for payment pari passu and ratably of the amounts owing on or in respect of all Perpetual Subordinated Debt Securities of any series issued hereunder by the Issuer;

(6)            sixthly, for the payment of claims of all Issuer Senior Creditors with respect to Perpetual Subordinated Capital Securities in the bankruptcy, winding up or liquidation of the Issuer to the extent that such claims are admitted as proof in the bankruptcy, winding up or liquidation (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the bankruptcy, winding up or liquidation; and

(7)            seventhly, for payment pari passu and ratably of the amounts owing on or in respect of all Perpetual Subordinated Capital Securities of any series issued hereunder by the Issuer.

The trust mentioned above may be performed by the Subordinated Trustee paying over to the applicable liquidator the amounts received by the Subordinated Trustee as aforesaid (less any amounts thereof applied in the implementation of such trust) on terms that such liquidator shall distribute the same accordingly and the receipt of such liquidator for the same shall be a good discharge to the Subordinated Trustee for the performance by it of such trust. The Subordinated Trustee shall be entitled and it is hereby authorized to call for and to accept as conclusive evidence thereof a written certificate from the applicable liquidator as to: (i) the amount of the claims of the Issuer Senior Creditors with respect to each series of Subordinated Debt Securities referred to above; and (ii) the Persons entitled thereto and their respective entitlements.

(g)            Amounts Held in Trust. The provisions of this Section shall not be applicable to any amounts of principal, premium, if any, and interest and Deferred Interest, if any, or any amounts in connection with any applicable sinking fund or redemption provisions or payment of any other sums due on any such Securities, in respect of any of the Securities for the payment of which funds have been deposited in trust with the Subordinated Trustee or any Paying Agent or have been set aside by the Issuer in trust in accordance with the provisions of this Subordinated Indenture; provided, however, that at the time of such deposit or setting aside, and immediately thereafter, the foregoing provisions of this Section are complied with.

(h)            Subrogation. In a bankruptcy, winding up or liquidation in England and Wales of the Issuer, subject to the satisfaction in full of all claims of Issuer Senior Creditors of a particular series of Securities issued hereunder that are admitted in such bankruptcy, winding up or liquidation or the claim of the Subordinated Trustee or the agents hereunder to receive payment or indemnification as provided for in Section 6.07 hereof, the Holders of the Securities of such series shall be subrogated (pro rata with the holders (or the trustees for such holders) of other pari passu claims, including the Holders of all other Securities issued hereunder ranking pari passu with such series on the basis of the respective amounts paid over, directly or through the applicable liquidator, to or for the benefit of such Issuer Senior Creditors) to the rights of such Issuer Senior Creditors to receive payments or distributions of cash, property or securities of the Issuer applicable to claims of such Issuer Senior Creditors until the principal, premium, if any, and interest, if any, in respect of any such Securities, shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to such Issuer Senior Creditors of cash, property or securities of the Issuer to which any such Holders or the Subordinated Trustee would be entitled except for the provisions of this Section, and no payment over by any such Holders or the Subordinated Trustee, directly or through the applicable liquidator, to or for the benefit of such Issuer Senior Creditors pursuant to the provisions of this Section, shall, as between the Issuer, its creditors other than such Issuer Senior Creditors, and any such Holders and the Subordinated Trustee be deemed to be a payment by the Issuer to or on account of such Issuer Senior Creditors.

Section 13.02.  Provisions Solely to Define Relative Rights.

The provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities of each series on the one hand and the Issuer Senior Creditors on the other hand. Other than as provided for in this Subordinated Indenture, any Board Resolutions or supplemental indentures executed pursuant to Section 3.01 with respect to any series of Securities, nothing contained in this Article or elsewhere in this Subordinated Indenture or in the Securities is intended to or shall (a)(i) impair, as among the Issuer, its creditors (other than Issuer Senior Creditors) and the Holders of any Securities issued by the Issuer, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of such claims the principal of, premium, if any, on and interest and Deferred Interest, if any, on such Securities as and when the same shall become due and payable in accordance with their terms and this Subordinated Indenture or (ii) affect the relative rights against the Issuer of the Holders of any such Securities and creditors of the Issuer (other than the Issuer Senior Creditors) or (iii) prevent the Subordinated Trustee or such Holders from exercising all remedies otherwise permitted hereunder or by applicable law upon default under this Subordinated Indenture, subject to the rights, if any, under this Article of the Issuer Senior Creditors to receive cash, property or securities otherwise payable or deliverable to the Subordinated Trustee or such Holders; or (b) prevent the Subordinated Trustee or such Holders from exercising all remedies otherwise permitted hereunder or by applicable law upon default under this Subordinated Indenture.

Section 13.03.  Subordinated Trustee to Effectuate Subordination.

Each Holder of Securities by his acceptance thereof authorizes and directs the Subordinated Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of such Securities provided in this Article Thirteen and appoints the Subordinated Trustee his attorney-in-fact for any and all such purposes.

Section 13.04.  No Waiver of Subordination Provisions.

No right of any present or future Issuer Senior Creditors, if any, to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such Issuer Senior Creditors, if any, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Subordinated Indenture, regardless of any knowledge thereof that any such Issuer Senior Creditors, if any, may have or be otherwise charged with.

Section 13.05.  Notice to Subordinated Trustee.

The Issuer shall give prompt written notice to the Subordinated Trustee of any fact known to it which would prohibit the making of any payment when due to or by the Subordinated Trustee in respect of any Securities. Notwithstanding the provisions of this Article or any other provision of this Subordinated Indenture but subject to the provisions of Section 13.01, the Subordinated Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment when due to or by the Subordinated Trustee in respect of any such Securities unless and until a Responsible Officer of the Subordinated Trustee shall have received at the Corporate Trust Office written notice thereof from the Issuer or an Issuer Senior Creditor, as the case may be, or from any trustee therefor, as the case may be together with evidence reasonably satisfactory to the Subordinated Trustee of the holdings of the Issuer Senior Creditors or of the authority of such Issuer Senior Creditor or trustee; and, prior to the receipt of any such written notice by a Responsible Officer of the Subordinated Trustee, the Subordinated Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Subordinated Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any Security), then, subject to the provisions of Section 13.01, the Subordinated Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 6.01, the Subordinated Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be an Issuer Senior Creditor or a trustee therefor, to establish that such notice has been given by an Issuer Senior Creditor or a trustee therefor. In the event that the Subordinated Trustee determines in good faith that further evidence is required with respect to the right of any Person as an Issuer Senior Creditor to participate in any payment or distribution pursuant to this Article, the Subordinated Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Subordinated Trustee as to the amount of claims held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Thirteen, and if such evidence is not furnished, the Subordinated Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.06.  Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuer referred to in this Article, the Subordinated Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to conclusively rely upon (i) any order or decree entered by any court in England and Wales in which any bankruptcy, winding up or liquidation of the Issuer, if any, or similar case or proceeding, including a proceeding for the suspension of payments under English law, is pending, or (ii) a written certificate of the applicable liquidator, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Trustee and such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Issuer Senior Creditors, if any, as the case may be, and other claims against such Issuer the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 13.07.  Subordinated Trustee Not Fiduciary for Creditors.

The Subordinated Trustee shall not be deemed to owe any fiduciary duty to the Issuer Senior Creditors or any other holder of any instrument other than Securities issued under this Subordinated Indenture, if any, as the case may be, or the Issuer, and shall not be liable to any of the Issuer Senior Creditors, such other holders or the Issuer if it shall in good faith mistakenly pay over or distribute to Holders of the Securities or to the Issuer or to any other Person cash, property or securities to which any such Issuer Senior Creditors or depositors and other creditors shall be entitled by virtue of this Article or otherwise. With respect to the Issuer Senior Creditors, the Subordinated Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to the Issuer Senior Creditors or such other creditors shall be read into this Subordinated Indenture against the Subordinated Trustee.

Section 13.08.  Rights of Subordinated Trustee as Creditor; Preservation of Subordinated Trustee’s Rights.

The Subordinated Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Issuer Senior Creditors, if any, as the case may be, which may at any time be held by it, to the same extent as any other Issuer Senior Creditors, if any, as the case may be, and nothing in this Subordinated Indenture shall deprive the Subordinated Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Subordinated Trustee under or pursuant to Section 6.07.

Section 13.09.  Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Subordinated Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Subordinated Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Subordinated Trustee; provided, however, that Section 13.08 shall not apply to the Issuer or any Affiliate of the Issuer, if the Issuer or such Affiliate acts as Paying Agent.

Article Fourteen

GUARANTEE

Section 14.01.  The Guarantee.

Subject to the provisions of this Article, the Guarantor hereby irrevocably and unconditionally guarantees to each Holder of a Security of each series authenticated and delivered by the Subordinated Trustee and to the Subordinated Trustee the full and punctual payment (whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder, pursuant to any sinking fund provisions or otherwise) of the principal of, premium, if any, on and interest and Deferred Interest, if any, on and all other amounts that may come due and payable under each Security and the full and punctual payment of all other amounts payable by the Issuer under the Subordinated Indenture as they come due. Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall forthwith pay the amount not so paid at the place and time and in the manner specified in the Subordinated Indenture.

Section 14.02.  Status of Guarantee.

(a)            General.

(1)            The Guarantor’s obligations under the Guarantee constitute subordinated and unsecured obligations of the Guarantor and, in the event of the winding-up of the Guarantor, the rights of Holders of Securities against the Guarantor to payment of any amounts under or arising from the Guarantee shall be subordinated to the claims of all Guarantor Senior Creditors including the claims of holders of any other series of subordinated debt securities issued by the Guarantor which are expressed to rank as senior to the Guarantee. To the extent and in the manner set forth herein or in the Board Resolution or supplemental indenture executed pursuant to Section 3.01 establishing the terms of such series of Securities, the indebtedness represented by the Guarantee of any of the Securities and the payment by the Guarantor of the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on any of the Securities and any payment in connection with any applicable sinking fund or redemption provisions or the payment of any other sums due on any such Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, to all claims of Guarantor Senior Creditors with respect to such series and, with respect to any Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities, conditional upon the Guarantor Solvency Condition being satisfied as described in paragraph (a)(2) of this Section.

(2)            No payment of principal, premium, if any, interest, if any, or Deferred Interest, if any, or in connection with any sinking fund or redemption provision in respect of any Guarantee of the Perpetual Subordinated Debt Securities or the Perpetual Subordinated Capital Securities, and no purchase of any of the Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, beneficially by or for the account of the Guarantor shall be made unless two members of the Board of Directors of the Guarantor or the Auditors or (if the Guarantor is in bankruptcy, winding up or liquidation in England and Wales) the liquidator of the Guarantor shall have reported to the Subordinated Trustee in writing within 14 days before such payment or within six months before such redemption or purchase that in their or, as the case may be, his opinion the Guarantor Solvency Condition would be satisfied both immediately before and immediately after such payment, redemption or purchase. Any such report shall, in the absence of manifest error, be treated and accepted by the Issuer, the Guarantor, the Subordinated Trustee, and the Holders of any of the Securities as correct and sufficient evidence of such satisfaction of the Guarantor Solvency Condition.

(b)            Subordination of Guarantee of Dated Subordinated Debt Securities. The Guarantor’s obligations under the Guarantee in respect of Dated Subordinated Debt Securities constitute subordinated and unsecured obligations of the Guarantor and, in the event of the winding-up of the Guarantor, the rights of Holders of Dated Subordinated Debt Securities against the Guarantor to payment of any amounts under or arising from the Guarantee of the Dated Subordinated Debt Securities shall be subordinated to the claims of all Guarantor Senior Creditors including the claims of holders of any other series of subordinated debt securities issued by the Guarantor which are expressed to rank as senior to the Guarantee of the Dated Subordinated Debt Securities, and further shall rank (subject to exceptions as are from time to time applicable under the laws of the United Kingdom): (i) at least pari passu with the obligations of the Guarantor pursuant to its guarantee of the Legacy Tier 2 Notes for so long as the Legacy Tier 2 Notes remain outstanding, all other obligations of the Guarantor which constitute or would, but for any applicable limitation on the amount of such capital, constitute Tier 2 Capital and all other obligations of Guarantor which arise in connection with any other capital instruments or securities and which rank pari passu with the Guarantee of the Dated Subordinated Debt Securities as to participation in the Guarantor’s assets in the event of its winding-up; and (ii) in priority to: (A) the obligations of the Guarantor pursuant to the Guarantee of the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities; (B) all other obligations of the Guarantor which constitute or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital; and (C) the claims of holders of all classes of share capital of the Guarantor.

(c)            Subordination of Guarantee of Perpetual Subordinated Debt Securities. The Guarantor’s obligations under the Guarantee in respect of Perpetual Subordinated Debt Securities constitute subordinated and unsecured obligations of the Guarantor and, in the event of the winding-up of the Guarantor, the rights of Holders of Perpetual Subordinated Debt Securities against the Guarantor to payment of any amounts under or arising from the Guarantee of the Perpetual Subordinated Debt Securities shall be subordinated to the claims of all Guarantor Senior Creditors including the claims of any Holders of Dated Subordinated Debt Securities guaranteed by the Guarantor and the claims of holders of any other series of subordinated debt securities issued by the Guarantor which are expressed to rank as senior to the Guarantee of the Dated Subordinated Debt Securities, and further shall rank (subject to exceptions as are from time to time applicable under the laws of the United Kingdom): (i) at least pari passu with the obligations of the Guarantor pursuant to Legacy Tier 2 Notes Guarantee for so long as the Legacy Tier 2 Notes remain outstanding, all other obligations of the Guarantor which constitute or would, but for any applicable limitation on the amount of such capital, constitute Tier 2 Capital and all other obligations of Guarantor which arise in connection with any other capital instruments or securities and which rank pari passu with the Guarantee of the Dated Subordinated Debt Securities as to participation in the Guarantor’s assets in the event of its winding-up; and (ii) in priority to: (A) the obligations of the Guarantor pursuant to the Guarantee of the Perpetual Subordinated Debt Securities and the Perpetual Subordinated Capital Securities; (B) all other obligations of the Guarantor which constitute or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital; and (C) the claims of holders of all classes of share capital of the Guarantor.

Except in a bankruptcy, winding up, liquidation or, if the Relevant Regulator has indicated in writing that it has no objection to such payment, any payments by the Guarantor of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Perpetual Subordinated Debt Securities of any series are conditional upon the Guarantor Solvency Condition being satisfied immediately before and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of a Guarantee of any series of such debt securities and neither the Guarantor nor any of its Subsidiaries may redeem or repurchase any of the debt securities of any such series except to the extent that the Guarantor would meet the Regulatory Capital Requirement and satisfy the Guarantor Solvency Condition both immediately before and immediately after any such payment, redemption or repurchase.

(d)            Subordination of Guarantee of Perpetual Subordinated Capital Securities. The Guarantor’s obligations under the Guarantee in respect of Perpetual Subordinated Capital Securities constitute subordinated and unsecured obligations of the Guarantor and, in the event of the winding-up of the Guarantor, the rights of Holders of Perpetual Subordinated Capital Securities against the Guarantor to payment of any amounts under or arising from the Guarantee of such Securities shall be subordinated to the claims of all Guarantor Senior Creditors including claims of holders of any other series of subordinated debt securities issued by the Guarantor which are expressed to rank as senior to the Guarantee of the Perpetual Subordinated Capital Securities including claims of Holders of Perpetual Subordinated Debt Securities, and further shall rank (subject to exceptions as are from time to time applicable under the laws of the United Kingdom) (i) at least pari passu with all obligations of the Guarantor which constitute or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital and all other obligations of the Guarantor which arise in connection with any other capital instruments or securities and which rank pari passu with the Guarantee of Perpetual Subordinated Capital Securities as to participation in the Guarantor’s assets in the event of its winding-up; (ii) junior to (A) the obligations of the Guarantor pursuant to the Guarantee of the Dated Subordinated Debt Securities and the Guarantee of the Perpetual Subordinated Debt Securities, (B) the obligations of the Guarantor pursuant to the Legacy Tier 2 Notes Guarantee for so long as the Legacy Tier 2 Notes remain outstanding and (C) all other obligations of the Guarantor which constitute or would, but for any applicable limitation on the amount of such capital, constitute Tier 2 Capital and (iii) in priority to the claims of all holders of classes of share capital of the Guarantor.

Except in a bankruptcy, winding up, liquidation or, if the Relevant Regulator has indicated in writing that it has no objection to such payment, any payments by the Guarantor of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Perpetual Subordinated Capital Securities of any series are conditional upon the Guarantor Solvency Condition being satisfied immediately before and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of a Guarantee of any series of such debt securities and neither the Guarantor nor any of its Subsidiaries may redeem or repurchase any of the debt securities of any such series except to the extent that the Guarantor would meet the Regulatory Capital Requirement and satisfy the Guarantor Solvency Condition both immediately before and immediately after any such payment, redemption or repurchase.

Section 14.03.  Guarantee Unconditional.

The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1)            any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under the Subordinated Indenture or any Security, by operation of law or otherwise;

(2)            any modification or amendment of or supplement to the Subordinated Indenture or any Security;

(3)            any change in the corporate existence, structure or ownership of the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Guarantor or its assets or any resulting release or discharge of any obligation of the Guarantor contained in the Subordinated Indenture or any Security;

(4)            the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Subordinated Trustee or any other Person, whether in connection with the Subordinated Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5)            any invalidity or unenforceability relating to or against the Issuer for any reason of the Subordinated Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Security or any other amount payable by the Issuer under the Subordinated Indenture; or

(6)            any other act or omission to act or delay of any kind by the Issuer, the Subordinated Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 14.04.  Discharge; Reinstatement.

The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, on and interest and Deferred Interest, if any, on the Securities and all other amounts payable by the Issuer under the Subordinated Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Issuer under the Subordinated Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 14.05.  Waiver by the Guarantor.

The Guarantor unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The Guarantee constitutes a guaranty of payment and not of collection.

Section 14.06.  Subrogation and Contribution.

Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, any premium and interest on, and any Additional Amounts required with respect to, all Securities of the relevant series shall have been paid in full.

Section 14.07.  Stay of Acceleration.

If acceleration of the time for payment of any amount payable by the Guarantor under the Indenture or the Guarantee is stayed upon the insolvency, bankruptcy or reorganization of the Guarantor, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantor forthwith on demand by the Subordinated Trustee or the Holders.

Section 14.08.  Execution and Delivery of Guarantee.

The execution by the Guarantor of the Subordinated Indenture or a supplemental indenture evidences the Guarantee of such Guarantor, whether or not the Person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Subordinated Trustee after authentication constitutes due delivery of the Guarantee set forth in the Subordinated Indenture on behalf of the Guarantor.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign, Adobe Sign, or any other similar platform) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Indenture to be duly executed as of the date first written above.

PRUDENTIAL FUNDING (ASIA) plc
as Issuer

By	/s/ Simon Rich
Name:	Simon Rich
Title:	Director

PRUDENTIAL plc
as Guarantor

By	/s/ Simon Rich
Name:	Simon Rich
Title:	Group Treasurer

CITIBANK, N.A.
as Subordinated Trustee

By	/s/ Peter Lopez
Name:	Peter Lopez
Title:	Senior Trust Officer